Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT
Among
DELTA AIR LINES, INC.,
as Borrower,
and
THE LENDERS PARTY HERETO,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
JPMORGAN CHASE BANK, N.A.
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
BNP PARIBAS,
CITIBANK, N.A.,
DEUTSCHE BANK SECURITIES INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY SENIOR FUNDING, INC.,
MUFG BANK, LTD.,
PNC BANK NATIONAL ASSOCIATION,
REGIONS BANK,
STANDARD CHARTERED BANK,
SUMITOMO MITSUI BANKING CORPORATION,
U.S. BANK NATIONAL ASSOCIATION,
WELLS FARGO BANK, N.A.,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
and
NATIXIS, NEW YORK BRANCH,
as Co-Syndication Agents,
and

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
BARLCAYS BANK PLC,
BNP PARIBAS,
CITIBANK, N.A.,
DEUTSCHE BANK SECURITIES INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY SENIOR FUNDING, INC.,
MUFG BANK, LTD.,
PNC CAPITAL MARKETS LLC,
REGIONS BANK,
STANDARD CHARTERED BANK,
SUMITOMO MITSUI BANKING CORPORATION,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

Dated as of November 6, 2023

INDEX OF APPENDICES
Schedule 1.01        Existing Letters of Credit
Schedule 2.01        Commitment Amounts
Schedule 3.16        Pacific Routes
Schedule 6.05        Pool Assets

EXHIBIT A        Form of Compliance Certificate
EXHIBIT B        Form of Assignment and Acceptance
EXHIBIT C-1        Form of U.S. Tax Compliance Certificate – Foreign Lenders That Are Not                 Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-2        Form of U.S. Tax Compliance Certificate – Foreign Participants That Are                 Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-3    Form of U.S. Tax Compliance Certificate – Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-4        Form of U.S. Tax Compliance Certificate – Foreign Lenders That Are                     Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT D        Form of Extension Agreement
EXHIBIT E        Form of Aircraft Mortgage

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 6, 2023
AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 6, 2023, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), each of the several banks and other financial institutions or entities from time to time party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”) (or any of its designated branch offices or affiliates), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (together with its permitted successors in such capacity, the “Collateral Agent”).
INTRODUCTORY STATEMENT
The Borrower has requested to amend and restate the Original Credit Agreement in its entirety in the form of this Agreement and the Lenders and the Administrative Agent are willing to amend and restate the Original Credit Agreement in its entirety in the form of this Agreement.
As of the Restatement Effective Date, the Borrower has applied to the Lenders for a (a) revolving loan facility in an aggregate principal amount (or Dollar Amount, in the case of LC Exposure) of $2,500,000,000 as set forth herein consisting of (x) a three-year tranche in an aggregate principal amount of $1,250,000,000 and (y) a five-year tranche in an aggregate principal amount of $1,250,000,000 and (b) separate standby letter of credit tranche in an aggregate principal amount of $360,078,361.60 and, prior to the Collateral Release Date, the Borrower will continue to provide security for the repayment of the Revolving Loans and the payment of the other Obligations of the Borrower hereunder and under the other Loan Documents by, among other things, continuing to provide to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral pursuant to the Collateral Documents.
The proceeds of the Revolving Loans will be used (a) to refinance the Original Credit Agreement, (b) to pay transaction costs, fees and expenses, (c) to finance working capital and (d) for other general corporate purposes of the Borrower and its Subsidiaries.
Accordingly, the parties hereto hereby agree as follows:
SECTION 1.

DEFINITIONS
SECTION 1.01.    Defined Terms.
“2026 LC Sublimit” shall mean $250,000,000.
“2026 Revolving Commitment” shall mean the commitment of each Lender to make Revolving Loans under the 2026 Revolving Facility and participate in Letters of Credit in respect of the 2026 Revolving Facility hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “2026 Revolving Commitment” opposite its name on Schedule 2.01 hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, 2026 Revolving Commitment shall include such other Class of revolving commitments.

“2026 Revolving Commitment Percentage” shall mean, at any time, with respect to each Lender, the percentage obtained by dividing its 2026 Revolving Commitment at such time by the Total 2026 Revolving Commitment or, if the 2026 Revolving Commitments have been terminated, the 2026 Revolving Commitment Percentage of such Lender that existed immediately prior to such termination.
“2026 Revolving Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all 2026 Revolving Loans held by such Lender then outstanding and (b) such Lender’s 2026 Revolving Commitment Percentage of the LC Exposure with respect to the 2026 Revolving Facility then outstanding.
“2026 Revolving Facility” shall have the meaning set forth in clause (b) of the definition of “Revolving Facility” in this Section 1.01.
“2026 Revolving Facility Maturity Date” shall mean (a) as of the Restatement Effective Date, with respect to 2026 Revolving Commitments that have not been extended pursuant to Section 2.29(a), November 6, 2026, (b) with respect to Extended Revolving Credit Commitments under the 2026 Revolving Facility, the final maturity date therefor as specified in the applicable Extension Agreement and (c) with respect to any commitments under a Refinancing Revolving Facility with respect to the 2026 Revolving Facility, the final maturity date therefor specified in the applicable Refinancing Amendment.
“2026 Revolving Facility Termination Date” shall mean the earlier to occur of (a) the 2026 Revolving Facility Maturity Date with respect to the applicable Revolving Commitments and (b) the date of any acceleration of the 2026 Revolving Loans and termination of the 2026 Revolving Commitments in accordance with the terms hereof.
“2026 Revolving Loan” has the meaning set forth in Section 2.01(a). As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, 2026 Revolving Loans shall include loans issued pursuant to such other Class of revolving commitments.
“2028 LC Sublimit” shall mean $250,000,000.
“2028 Revolving Commitment” shall mean the commitment of each Lender to make Revolving Loans under the 2028 Revolving Facility and participate in Letters of Credit in respect of the 2028 Revolving Facility hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “2028 Revolving Commitment” opposite its name on Schedule 2.01 hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, 2028 Revolving Commitment shall include such other Class of revolving commitments.
“2028 Revolving Commitment Percentage” shall mean, at any time, with respect to each Lender, the percentage obtained by dividing its 2028 Revolving Commitment at such time by the Total 2028 Revolving Commitment or, if the 2028 Revolving Commitments have been terminated, the 2028 Revolving Commitment Percentage of such Lender that existed immediately prior to such termination.
“2028 Revolving Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all 2028 Revolving Loans held by such Lender then outstanding and (b) such Lender’s 2028 Revolving Commitment Percentage of the LC Exposure with respect to the 2028 Revolving Facility then outstanding.

“2028 Revolving Facility” shall have the meaning set forth in clause (c) the definition of “Revolving Facility” in this Section 1.01.
“2028 Revolving Facility Maturity Date” shall mean (a) as of the Restatement Effective Date, with respect to the 2028 Revolving Commitments that have not been extended pursuant to Section 2.29(a), November 6, 2028, (b) with respect to Extended Revolving Credit Commitments under the 2028 Revolving Facility, the final maturity date therefor as specified in the applicable Extension Agreement, and (c) with respect to any commitments under a Refinancing Revolving Facility with respect to the 2028 Revolving Facility, the final maturity date therefor specified in the applicable Refinancing Amendment.
“2028 Revolving Facility Termination Date” shall mean the earlier to occur of (a) the 2028 Revolving Facility Maturity Date with respect to the applicable Revolving Commitments and (b) the date of any acceleration of the 2028 Revolving Loans and termination of the 2028 Revolving Commitments in accordance with the terms hereof.
“2028 Revolving Loan” has the meaning set forth in Section 2.01(a). As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, 2028 Revolving Loans shall include loans issued pursuant to such other Class of revolving commitments.
“ABR”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Collateral” shall mean (a) Routes, Gate Interests and/or Slots of the Borrower or any Subsidiary, (b) Aircraft, airframes, engines, spare engines and Spare Parts of the Borrower or any Subsidiary and (c) other assets of the Borrower or any Subsidiary which shall be reasonably satisfactory to the Administrative Agent, in each case designated by the Borrower as “Additional Collateral”, and all of which assets shall be valued by a new Appraisal Report at the time the Borrower designates such assets as Additional Collateral.
“Additional Pool Assets” shall mean (a) Routes, Gate Interests and/or Slots of the Borrower or any Subsidiary, (b) Aircraft, airframes, engines, spare engines and Spare Parts of the Borrower or any Subsidiary and (c) other assets of the Borrower or any Subsidiary which shall be reasonably satisfactory to the Administrative Agent, in each case designated by the Borrower as “Additional Pool Assets”, and all of which assets shall be valued by a new Appraisal Report at the time the Borrower designates such assets as Additional Pool Assets.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Administrator” shall have the meaning given to such term in the Regulations and Procedures for the International Registry.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise; provided that the PBGC shall not be an Affiliate of the Borrower.
“Agents” shall mean the Administrative Agent, the Collateral Agent, the Co-Syndication Agents and the Arrangers.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” shall mean this Amended and Restated Credit Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft” shall (a) prior to the Collateral Release Date, have the meaning set forth in the Aircraft Mortgage and (b) on and after the Collateral Release Date, mean collectively, airframes and aircraft engines now owned or hereafter acquired by the Borrower or a Subsidiary, together with all appliances, equipment, instruments, and accessories (including radio and radar, but excluding passenger convenience equipment) from time to time belonging to, installed in, or appurtenant to such airframes and aircraft engines; provided, however, the term “Aircraft” shall not include airframes and engines leased by the Borrower.
“Aircraft Collateral” shall mean all of the “Collateral” as defined in the Aircraft Mortgage (including any Mortgage Supplement); provided that, on and after the Collateral Release Date, “Aircraft Collateral” shall mean any and all assets, whether real or personal, tangible or intangible that, but for the occurrence of the Collateral Release Date, would have been “Aircraft Collateral” assuming the Collateral Documents as in effect on such date had remained in effect.
“Aircraft Mortgage” shall mean an Aircraft Security Agreement made by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties (including each mortgage supplement and amendment (including any Aircraft Mortgage Amendment) thereto), substantially in the form attached as Exhibit E.
“Aircraft Mortgage Amendment” shall mean an Aircraft Security Agreement Amendment to the Aircraft Mortgage to be entered into in connection with the Restatement Effective Date between the Collateral Agent and the Borrower.

“Aircraft Protocol” shall mean the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate, or the one-month Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate, or the one-month Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.09 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Alternative Currency” shall mean (a) Euros and (b) any currency other than Dollars or Euros in which the applicable Issuing Lender is willing to issue a Letter of Credit.
“Appliance” shall mean an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, engine, or propeller (and shall include without limitation “appliances” as defined in 49 U.S.C. § 40102(a)(11)).
“Applicable Appraisal Discount Rate” shall mean, on the date of any valuation of Routes done in connection with an Appraisal Report, 9.0%.
“Applicable Margin” shall mean the rate per annum determined pursuant to the Applicable Pricing Grid.

“Applicable Pricing Grid” shall mean the table set forth below:

Level	Moody’s/S&P/Fitch Ratings	Commitment Fee Rate	Applicable Margin for Term Benchmark Revolving Loans	Applicable Margin for ABR Revolving Loans	Letters of Credit
I	Baa1/BBB+/BBB+ or better	12.50 bps	1.25%	0.25%	1.125%
II	Baa2/BBB/BBB	15.00 bps	1.50%	0.50%	1.25%
III	Baa3/BBB-/BBB-	20.00 bps	2.00%	1.00%	1.50%
IV	Ba1/BB+/BB+	25.00 bps	2.25%	1.25%	2.00%
V	Ba2/BB/BB	30.00 bps	2.50%	1.50%	2.25%
VI	Ba3/BB-/BB- or worse	40.0 bps	2.75%	1.75%	2.50%
For the purposes of the foregoing, (a) if the Borrower shall not maintain a public Rating from at least two (2) Rating Agencies, the Rating shall be deemed to be (i) Level VI, if the Borrower has no public Rating and (ii) one (1) level lower than the Borrower’s public Rating, if the Borrower has one (1) public Rating, (b) if the Borrower shall maintain a public Rating from only two (2) Rating Agencies, then the higher of such Ratings shall apply, unless there is a split in Ratings of more than one (1) ratings level, in which case the Rating that is one (1) level lower than the higher of the Borrower’s two (2) Ratings shall apply, (c) if the Borrower shall maintain a public Rating from all three (3) Rating Agencies, (i) if two (2) Ratings are equivalent and the third Rating is lower, the higher Rating shall apply, (ii) if two (2) Ratings are equivalent and the third Rating is higher, the lower Rating shall apply and (iii) if no Ratings are equivalent, the Rating that is neither the highest nor the lowest Rating shall apply; provided that if the Ratings established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency.  Each change in the Applicable Margin and/or Commitment Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
“Applicable Terminal Value Growth Rate” shall mean, with respect to Pacific Routes, 2.5%.
“Appraisal Report” shall mean (a) the Initial Appraisal Report and (b) any other appraisal prepared by an Appraiser, in form and substance reasonably satisfactory to the Administrative Agent, which certifies, at the time of determination, the Appraised Value of the (i) prior to the Collateral Release Date, Appraised Collateral and (ii) on and after the Collateral Release Date, Appraised Pool Assets, in each case, described therein.
“Appraised Collateral” shall mean Collateral included in an Appraisal Report.
“Appraised Pool Assets” shall mean Pool Assets included in an Appraisal Report.
“Appraised Value” shall mean, as of any date of determination, (a) in the case of (x) prior to the Collateral Release Date, Appraised Collateral and (y) on and after the Collateral Release Date, Appraised Pool Assets, the fair market value thereof as reflected in the most recent Appraisal Report obtained in respect of such Collateral or Pool Assets, as applicable, in accordance with this Agreement (in the case of any Routes, utilizing the Applicable Appraisal Discount Rate and the Applicable Terminal Value Growth Rate), (b) prior to the Collateral Release Date, 160% of the amount of cash and Cash

Equivalents pledged at such time as Collateral, and (c) in the case of Investment Property (if any), (i) to the extent listed on a national security exchange, the market value thereof and (ii) otherwise, the book value thereof as reflected in the most recent Officer’s Certificate delivered pursuant to Section 5.01(f).
“Appraisers” shall mean, (a) mba Aviation, (b) BK Associates, Inc., (c) ICF International and (d) such other appraisal firm or firms as may be retained by the Administrative Agent and the Borrower from time to time.
“ARB Indebtedness” shall mean, with respect to the Borrower or any of its Subsidiaries, without duplication, all Indebtedness or obligations of the Borrower or such Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.
“Arrangers” shall mean JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barlcays Bank Plc, BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc., Fifth Third Bank, National Association, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, Regions Bank, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, U.S. Bank National Association and Wells Fargo Bank, N.A., in their capacity as joint lead arrangers and joint bookrunners with respect to the Revolving Facility.
“Asset Coverage Ratio” shall have the meaning set forth in Section 6.04(a).
“Asset Coverage Ratio Cure Period” shall have the meaning given to such term in Section 6.04(a).
“Asset Coverage Test” shall have the meaning set forth in Section 6.04(a).
“Assignment” shall have the meaning given in the Cape Town Convention.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit B.
“Associated Rights” shall have the meaning given in the Cape Town Convention.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.09(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any Term Benchmark Revolving Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.09.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1) the Adjusted Daily Simple SOFR;
(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable

Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in consultation with the Borrower that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides in consultation with the Borrower is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence, conversion or continuation of Revolving Loans of a single Type made from all the Lenders of any Class on a single date and having, in the case of Term Benchmark Revolving Loans, a single Interest Period.

“Borrowing Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Borrowing in accordance with Section 2.03.
“Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in New York City (and, for a Letter of Credit, a day on which the Issuing Lender issuing such Letter of Credit is open); provided that, in addition to the foregoing, a Business Day shall be in relation to Revolving Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Revolving Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Revolving Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.
“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and from and after the effective date of the Cape Town Treaty in the relevant country, shall mean when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements and revisions thereto.
“Capital Asset Sale” shall have the meaning given to such term in the definition of “EBITDAR” in this Section 1.01.
“Cash Collateralization” shall have the meaning given such term in Section 2.02(j).
“Cash Equivalents” means:
(1)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the federal government of the United States (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(2)    direct obligations of state, provincial and local government entities, in each case maturing within one year from the date of acquisition thereof, which have, at the date of such acquisition, a rating of at least A- (or the equivalent thereof) from S&P or A-3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their subsidiaries, including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof and which have, at the date of such acquisition, a rating of at least A- (or the equivalent thereof) from S&P or A-3 (or the equivalent thereof) from Moody’s;

(4)    commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;
(5)    certificates of deposit, banker’s acceptances, banker’s discount notes, time deposits, US Dollar time deposits or overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $100,000,000;
(6)    fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;
(7)    Investments in money in an investment company organized under the 40 Act, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest 95% of their assets in obligations of the type described in clauses (1) through (6) above, including money market funds or short-term and intermediate bonds funds;
(8)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the 40 Act or with the criteria set forth in National Instrument 81-102—Mutual Funds, as amended, (ii) are rated AAA (or the equivalent thereof) by S&P or Aaa (or the equivalent thereof) by Moody’s and (iii) have portfolio assets of at least $500,000,000;
(9)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100,000,000;
(10)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and
(11)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
“Change in Law” shall mean, after the date hereof, (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law (including pursuant to any treaty or, for purposes of Section 5.09, any other agreement governing the right to fly international routes), rule or regulation or in the interpretation or application thereof by any Governmental Authority, Airport Authority or Foreign Aviation Authority after the date of this Agreement applicable to the Borrower or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or Issuing Lender or by such Lender’s or Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, requirements, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, requirements, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, implemented or issued.
“Charges” shall have the meaning given such term in Section 2.24.
“Class”, when used in reference to any Revolving Loan or Borrowing, shall refer to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are 2026 Revolving Loans or 2028 Revolving Loans and, when used in reference to any Revolving Commitment, refers to whether such Revolving Commitment is an LC Tranche Commitment, a 2026 Revolving Commitment or a 2028 Revolving Commitment. In addition, as the context requires, any extended tranche of Revolving Commitments shall constitute a Class of Revolving Loans (or LC Tranche Commitments, as applicable) separate from the Class of Revolving Loans (or LC Tranche Commitments, as applicable) from which they were converted.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Syndication Agents” shall mean JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc., Fifth Third Bank, National Association, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., PNC Bank, National Association, Regions Bank, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank and Natixis, New York Branch, in their capacity as co-syndication agents with respect to this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean, collectively, all assets and properties of the Borrower now owned or hereafter acquired upon which Liens have been granted to the Collateral Agent to secure the Obligations, including without limitation all of the “Collateral” as defined in the SGR Security Agreement and the Aircraft Mortgage; provided that, on and after the Collateral Release Date, “Collateral” shall mean any and all assets, whether real or personal, tangible or intangible that, but for the occurrence of the Collateral Release Date, would have been “Collateral” assuming the Collateral Documents as in effect on such date had remained in effect.
“Collateral Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Collateral Coverage Ratio” shall have the meaning given to such term in Section 6.03.
“Collateral Coverage Ratio Cure Period” shall have the meaning given to such term in Section 6.03.
“Collateral Coverage Test” shall have the meaning given to such term in Section 6.03.
“Collateral Documents” shall mean, collectively, the SGR Security Agreement, the Aircraft Mortgage and other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties. For the avoidance of doubt, upon the occurrence of the Collateral Release Date, each of the Collateral Documents shall be deemed to be automatically terminated and released.

“Collateral Material Adverse Effect” shall mean a material adverse effect on the Appraised Value of the Collateral, taken as a whole, or the Eligible Collateral, taken as a whole.
“Collateral Release Condition” shall mean that, at the time of determination, the Borrower has in effect Investment Grade Ratings with stable outlooks from at least two of the three Rating Agencies.
“Collateral Release Date” shall mean the date upon which the following conditions are met, resulting in the termination of all security interests, mortgages or other liens in or on the Collateral: (i) the Collateral Release Condition is satisfied, (ii) immediately prior to such release, no Default or Event of Default has occurred and is continuing as a result of a failure by the Borrower or any Material Subsidiary to observe or perform any covenant, condition or agreement contained in this Agreement and in effect immediately prior to the Collateral Release Date, (iii) after giving effect to such release, no Default or Event of Default would have occurred and be continuing as a result of a failure by the Borrower or any Material Subsidiary to observe or perform any covenant, condition or agreement contained in this Agreement that would be in effect after the occurrence of the Collateral Release Date, (iv) the Borrower shall be in (a) compliance with the Collateral Coverage Test, (b) pro forma compliance with the Asset Coverage Test and the Fixed Charge Coverage Test for the Borrower’s then most recent quarterly reporting date and (c) pro forma compliance with Section 6.01 and (v) the Administrative Agent shall have received (i) a certificate of the Borrower signed by a Responsible Officer, in a form reasonably satisfactory to the Administrative Agent, certifying the same and (ii) Schedule 6.05 to this Agreement setting forth the Pool Assets as of the Collateral Release Date.
“Commitment Fee” shall have the meaning set forth in Section 2.20.
“Commitment Fee Rate” shall mean the rate per annum set forth under the heading “Commitment Fee Rate” on the Applicable Pricing Grid.
“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (or net loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that: (a) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Capital Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded therefrom; (b) the net income (but not net loss) of any Person that is not the specified Person or a Subsidiary or that is accounted for by the equity method of accounting will be included therein only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or Subsidiary of the Person; (c) the net income (but not net loss) of any Subsidiary will be excluded therefrom to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (d) the cumulative effect of a change in accounting principles will be excluded therefrom; and (e) the effect of non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to FASB ASC No. 815 will be excluded therefrom.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default” shall mean any event that, unless cured or waived, with the passage of time or the giving of notice or both, would be an Event of Default.
“Defaulting Lender” shall mean, at any time, any Lender that (a) has failed, within one (1) Business Day of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the Revolving Loans, (y) any portion of the participations in any Letter of Credit required to be funded hereunder or (z) any other amount required to be paid by it hereunder to the Administrative Agent, any Issuing Lender or any other Lender (or its banking Affiliates), unless, in the case of clause (x) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any Issuing Lender, any other Lender or the Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit under this Agreement, which request shall only have been made after the conditions precedent to borrowings have been met; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such Issuing Lender’s, such other Lender’s or the Borrower’s, as applicable, receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event or a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (d) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Lender and the Lenders.
“Designated Banking Product Agreement” shall mean any agreement evidencing Designated Banking Product Obligations entered into by the Borrower or any Subsidiary and any Person that, at the time such Person entered into such agreement, was a Lender or a banking Affiliate of a Lender, in each case designated by the relevant Lender (or its banking Affiliate) and the Borrower, by written notice to the Administrative Agent, as a “Designated Banking Product Agreement”, which notice shall include (i) a copy of an agreement providing for an agreed-upon maximum amount of Designated Banking Product Obligations under such Designated Banking Product Agreement that can be included as Obligations and (ii) the acknowledgment of such Lender (or its banking Affiliate) that its security interest in the Collateral securing such Designated Banking Product Obligations shall be subject to the Loan Documents; provided that, after giving effect to such designation, the aggregate agreed-upon maximum amount of all “Designated Banking Product Obligations” included as Obligations, together with the aggregate agreed-upon maximum amount of all “Designated Hedging Obligations” included as Obligations, shall not exceed $500,000,000 in the aggregate.
“Designated Banking Product Obligations” shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services and automated clearing house transfers of funds services provided by a Lender or any of its banking Affiliates under any Designated Banking Product Agreement, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“Designated Hedging Agreement” shall mean any Hedging Agreement entered into by the Borrower or any Subsidiary and any Person that, at the time such Person entered into such Hedging Agreement, was a Lender or an Affiliate of a Lender, in each case, as designated by the relevant Lender (or Affiliate of a Lender) and the Borrower, by written notice to the Administrative Agent, as a “Designated Hedging Agreement,” which notice shall include a copy of an agreement providing for (i) a methodology agreed to by the Borrower, such Lender or Affiliate of a Lender, and the Administrative Agent for reporting the outstanding amount of Designated Hedging Obligations under such Designated Hedging Agreement from time to time, (ii) an agreed-upon maximum amount of Designated Hedging Obligations under such Designated Hedging Agreement that can be included as Obligations, and (iii) the acknowledgment of such Lender or Affiliate of a Lender that its security interest in the Collateral securing such Designated Hedging Obligations shall be subject to the Loan Documents; provided that, after giving effect to such designation, the aggregate agreed-upon maximum amount of all “Designated Hedging Obligations” included as Obligations, together with the aggregate agreed-upon maximum amount of all “Designated Banking Product Obligations” included as Obligations, shall not exceed $500,000,000 in the aggregate.
“Designated Hedging Obligations” shall mean, as applied to any Person, all Hedging Obligations of such Person under Designated Hedging Agreements after taking into account the effect of any legally enforceable netting arrangements included in such Designated Hedging Agreements; it being understood and agreed that, on any date of determination, the amount of such Hedging Obligations under any Designated Hedging Agreement shall be determined based upon the “settlement amount” (or similar term) as defined under such Designated Hedging Agreement or, with respect to a Designated Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any termination payments then due and payable) by such Person under such Designated Hedging Agreement.
“Discharge of Secured Obligations” shall have the meaning given such term in the SGR Security Agreement.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Institution” shall mean any Person (a) identified in writing to the Administrative Agent from time to time that is or becomes (i) a competitor of the Borrower or any of its Subsidiaries or (ii) a manufacturer of aircraft, engines or other equipment purchased or used by the Borrower and/or (b) that is otherwise designated by the Borrower as such in a writing provided to the Administrative Agent prior to October 2, 2023 (or at any time thereafter prior to the Restatement Effective Date as mutually agreed), including, in each case, Affiliates thereof that are reasonably identifiable as such solely by their names.

“Dollar Amount” shall mean, at any time, for any amount, (i) if denominated in Dollars, the amount thereof and (ii) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 2.27.
“Dollars” and “$” shall mean lawful money of the United States of America.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“EBITDAR” shall mean, for any period, all as determined in accordance with GAAP, without duplication, an amount equal to (a) the Consolidated Net Income of the Borrower and its Subsidiaries for such period, plus (b) the sum of (i) any provision for income taxes for such period, (ii) Interest Expense for such period, (iii) extraordinary, non-recurring or unusual losses for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any employee of the Borrower or its Subsidiaries of any Equity Interests during such period, (vii) aircraft rent expense for such period, (viii) any aggregate net loss during such period arising from a Capital Asset Sale (as defined below), (ix) all other non-cash charges for such period, (x) any losses arising under fuel hedging arrangements during such period, (xi) costs and expenses, including fees, incurred directly during such period in connection with the consummation of the transactions contemplated under the Loan Documents, and (xii) expenses or losses with respect to business interruption covered by insurance, in each case to the extent actually reimbursed, in the case of each of sub-clauses (i) through (xii) of this clause (b), to the extent deducted in the calculation of consolidated net income of the Borrower and its Subsidiaries for such period in accordance with GAAP, minus (c) the sum of (i) income tax credits for such period, (ii) interest income for such period, (iii) extraordinary, non-recurring or unusual gains for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by the Borrower or its Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) (a “Capital Asset Sale”), (v) any gains arising under fuel hedging arrangements during such period, and (vi) any other non-cash gains that have been added in determining consolidated net income during such period, in the case of each of sub-clauses (i) through (vi) of this clause (c), to the extent included in the calculation of consolidated net income of the Borrower and its Subsidiaries for such period in accordance with GAAP. For purposes of this definition, the following items shall be excluded in determining consolidated net income of the Borrower and its Subsidiaries for any period: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, the Borrower or any of its Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent any such income has actually been received by the Borrower or such Subsidiary, as applicable, in the form of cash dividends or distributions; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any of its Subsidiaries; (7) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (8) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition of such Subsidiary over the cost to the Borrower or any of its Subsidiaries of the investment in such Subsidiary; and (9) any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution

Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Affiliate Assignee” shall mean (a) with respect to any Lender, an Affiliate thereof that is: (i) a commercial bank or financial institution organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank or financial institution organized under the laws of France, Germany, the Netherlands, Spain or the United Kingdom, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank or institution is acting through a branch or agency located in such country or the United States; or (iii) a commercial bank or financial institution organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or under the laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank or institution is acting through a branch or agency located in the United States, and (b) with respect to Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC.
“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender and (d) any other financial institution reasonably satisfactory to the Administrative Agent; provided that “Eligible Assignee” shall not include any Disqualified Institution, any natural person, the Borrower or any Affiliate of the Borrower.
“Eligible Collateral” shall mean the Collateral; provided that if an Aircraft is Parked for more than thirty (30) days, such Aircraft shall be excluded from Eligible Collateral in its entirety unless an Appraisal Report establishing the current Appraised Value of such Aircraft in its Parked condition is (or has been) delivered to the Administrative Agent.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding requirements or agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the protection of environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release into the environment or threatened Release into the environment of, or human exposure to, any pollutants, contaminants or any toxic, radioactive or otherwise hazardous materials.
“Environmental Liability” shall mean any liability, contingent or otherwise, (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental

Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether direct or indirect), and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as (i) a single employer under Section 414(b) or (c) of the Code, or (ii) solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code, or that is under common control with the Borrower within the meaning of Section 4001 of ERISA.
“Escrow Accounts” shall mean (1) accounts of the Borrower or any Subsidiary, solely to the extent any such accounts hold funds set aside by the Borrower or any Subsidiary (plus accrued interest thereon) to manage the collection and payment of amounts collected, withheld or incurred by the Borrower or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees, (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise segregated for the benefit of, an identified beneficiary; in each case, held in escrow accounts, agent accounts, trust funds or other segregated accounts; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” or “€” shall mean the official currency of the European Economic and Monetary Union.
“Event of Default” shall have the meaning given to such term in Section 7.01.
“Event of Loss” shall have the meaning given such term in the Aircraft Mortgage.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall mean on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two (2) Business Days later; provided, however, that if at any time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder or under any Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income however denominated by the United States of America or any political subdivision thereof or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any political subdivision thereof, (b) any Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such taxes (other than a connection arising solely from such recipient’s having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any Loan Document), (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located, (d) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately before designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), (e) in the case of a Lender, any withholding tax that is attributable to such Lender’s failure to comply with Section 2.16(f) or 2.16(g) and (f) any withholding tax that is imposed by reason of FATCA.
“Existing Letters of Credit” shall mean each letter of credit issued prior to the Restatement Effective Date and described in Schedule 1.01.
“Extended Revolving Credit Commitments” shall have the meaning given to such term in Section 2.29(a).
“Extending Lender” shall have the meaning given to such term in Section 2.29(a).
“Extension Agreement” shall have the meaning given to such term in Section 2.29(b).
“Extension Request” shall have the meaning given to such term in Section 2.29(a).
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“FAA Slot” shall mean, in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or take-offs are restricted, including, without limitation, slots and operating authorizations, whether pursuant to FAA or DOT regulations or orders pursuant to Title 14, Title 49 or other federal statutes now or hereinafter in effect.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any amended or successor provisions that are substantively similar thereto, any regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, and any intergovernmental agreements with the United States with respect thereto and any laws or regulations implementing such intergovernmental agreement.
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fees” shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Section 2.19.
“Fifth-Freedom Rights” shall mean the operational right to enplane passenger traffic and cargo in a foreign country and deplane it in another foreign country, including any such right pursuant to a bilateral treaty between the United States and a foreign country.
“Finance Lease Obligation” shall mean, as applied to any Person, an obligation that is required to be accounted for as a finance or capital lease (and not an operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a finance or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.
“Fixed Charge Coverage Ratio” shall mean, at any date for which such ratio is to be determined, the ratio of EBITDAR for the period of four fiscal quarters of the Borrower then most recently ended on or prior to such date to the sum of the following for such period: (a) Interest Expense, plus (b) the aggregate cash aircraft rental expense of the Borrower and its Subsidiaries on a consolidated basis for such period payable in cash in respect of any aircraft leases (other than aircraft leases which are Finance Lease Obligations), all as determined in accordance with GAAP.
“Fixed Charge Coverage Test” shall have the meaning set forth in Section 6.04(b).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.
“Foreign Aviation Authorities” shall mean any foreign governmental, quasi-governmental, regulatory or other agency, public corporation or private entity that exercises jurisdiction over the authorization (a) to serve any foreign point on each of the Routes and/or to conduct operations related to the Routes and Supporting Route Facilities and/or (b) to hold and operate any Foreign Slots.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Slot” shall mean all of the rights and operational authority, now held or hereafter acquired, of the Borrower to conduct one (1) landing or takeoff operation during a specific hour or other period at each non-United States airport served in conjunction with the Borrower’s operations over a Route, other than “slots” which have been permanently allocated to another air carrier and in which the Borrower holds temporary use rights.
“GAAP” shall mean generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, in each case applied in accordance with Section 1.03.
“Gate Interests” shall mean all of the right, title, privilege, interest, and authority now or hereafter acquired or held by the Borrower in connection with the right to use or occupy holdroom and passenger boarding and deplaning space in any airport terminal at which the Borrower conducts scheduled operations.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposits or (ii) customary contractual indemnities in commercial agreements, in each case in the ordinary course of business and consistent with past practice. The amount of any obligation relating to a Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum reasonably anticipated liability for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform) as determined by the guarantor in good faith.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, and radon gas, and all other substances that are regulated as hazardous pursuant to, or, due to their hazardous qualities, could reasonably be expected to give rise to liability under any Environmental Law.
“Hedging Agreement” shall mean any agreement evidencing Hedging Obligations.
“Hedging Obligations” shall mean, with respect to any Person, all obligations and liabilities of such Person under (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other swap or derivative agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other swap or derivative agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices.
“Increase Effective Date” shall have the meaning given to such term in Section 2.28(a).
“Increase Joinder” shall have the meaning given to such term in Section 2.28(c).
“Incremental Commitments” shall have the meaning given to such term in Section 2.28(a).
“Incremental Lender” shall have the meaning given to such term in Section 2.28(a).
“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money (including in connection with deposits or advances), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accrued expenses incurred and current accounts payable, in each case in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) Finance Lease Obligations, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations in respect of Hedging Agreements valued at the amount equal to what would be payable by such Person to its counterparty to such Hedging Agreements if such Hedging Agreements were terminated early on such date of determination. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” shall mean Taxes (other than Excluded Taxes) imposed on or with respect to any payments made by the Borrower under this Agreement or any other Loan Document.
“Indemnitee” shall have the meaning given to such term in Section 10.04(b).
“Initial Appraisal Report” shall mean the valuation reports, dated July 31, 2023, and August 8, 2023, by mba Aviation.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Expense” shall mean, for any period, the gross cash interest expense (including the interest component of Finance Lease Obligations), of the Borrower and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with GAAP.
“Interest Payment Date” shall mean (a) with respect to ABR Revolving Loans, the last Business Day of each March, June, September and December and (b) with respect to any Term Benchmark Revolving Loan, the last day of each Interest Period applicable to the Borrowing of which such Revolving Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the applicable Revolving Facility Maturity Date.
“Interest Period” shall mean, as to any Borrowing of Term Benchmark Revolving Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Revolving Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one (1), three (3) or six (6) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Revolving Loan or Revolving Commitment), as the Borrower may elect in the related notice delivered pursuant to Section 2.03 or 2.05; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period shall end later than the applicable Termination Date and (iii) no tenor that has been removed from this definition pursuant to Section 2.09(f) shall be available for specification in such Borrowing Request or Interest Election Request.
“International Interest” shall mean an “international interest” as defined in the Cape Town Convention.
“International Registry” shall mean the “International Registry” as defined in the Cape Town Convention.
“Investment Grade Rating” shall mean, (i) with respect to Fitch, BBB-, (ii) with respect to Moody’s, Baa3 and (iii) with respect to S&P, BBB-. If the rating system of Fitch, Moody’s or S&P shall change, or if any such Rating Agency shall cease to be in the business of rating corporate issuers, the Borrower and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency.
“Investment Property” shall have the meaning given to such term in the UCC.
“Issuing Lender” shall mean (i) in respect of the LC Tranche Facility, each of JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank, N.A., Deutsche Bank AG New York Branch, Fifth Third Bank, National Association, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, Credit Agricole Corporate and Investment Bank, Natixis, New York Branch and any other Lender agreeing to be an issuer of Letters of Credit thereunder, in such capacity (which Lender shall be reasonably satisfactory to the Borrower and the Administrative Agent), and its successors in such capacity as provided in Section 2.02(i) and (ii) in respect of the 2026 Revolving Facility and 2028 Revolving

Facility, each Lender agreeing to be an issuer of Letters of Credit thereunder, in such capacity (which Lender shall be reasonably satisfactory to the Borrower and the Administrative Agent), and its successors in such capacity as provided in Section 2.02(i). Each Issuing Lender may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender reasonably acceptable to the Borrower, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“JFK” shall mean New York’s John F. Kennedy (JFK) International Airport.
“JPMCB” shall have the meaning set forth in the first paragraph of this Agreement.
“LC Disbursement” shall mean a payment made by an Issuing Lender pursuant to a Letter of Credit issued by it.
“LC Exposure” shall mean, at any time, the sum of (a) the aggregate maximum undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be (i) with respect to the LC Tranche Facility, its LC Tranche Commitment Percentage of the total LC Exposure under the LC Tranche Facility at such time, (ii) with respect to the 2026 Revolving Facility, its 2026 Revolving Commitment Percentage of the total LC Exposure under the 2026 Revolving Facility at such time and (iii) with respect to the 2028 Revolving Facility, its 2028 Revolving Commitment Percentage of the total LC Exposure under the 2028 Revolving Facility at such time.
“LC Tranche Commitment” shall mean the commitment of each Lender to participate in Letters of Credit in respect of the LC Tranche Facility hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “LC Tranche Commitment” opposite its name on Schedule 2.01 hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. As the context may require and to the extent contemplated by the relevant amendment establishing any other Class of revolving commitments hereunder, LC Tranche Commitment shall include such other Class of revolving commitments.
“LC Tranche Commitment Percentage” shall mean, at any time, with respect to each Lender, the percentage obtained by dividing its LC Tranche Commitment at such time by the Total LC Tranche Commitment or, if the LC Tranche Commitments have been terminated, the LC Tranche Commitment Percentage of such Lender that existed immediately prior to such termination.
“LC Tranche Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to such Lender’s LC Tranche Commitment Percentage of the LC Exposure with respect to the LC Tranche Facility then outstanding.
“LC Tranche Facility” shall have the meaning set forth in clause (a) of the definition of “Revolving Facility” in this Section 1.01.
“LC Tranche Facility Maturity Date” shall mean (a) as of the Restatement Effective Date, with respect to LC Tranche Commitments that have not been extended pursuant to Section 2.29(a), November 6, 2026, (b) with respect to Extended Revolving Credit Commitments under the LC Tranche Facility, the final maturity date therefor as specified in the applicable Extension Agreement and (c) with respect to any commitments under a Refinancing Revolving Facility with respect to the LC Tranche Facility, the final maturity date therefor specified in the applicable Refinancing Amendment.

“LC Tranche Facility Termination Date” shall mean the earlier to occur of (a) the LC Tranche Facility Maturity Date with respect to the applicable Revolving Commitments and (b) the date of any acceleration of the Letters of Credit under the LC Tranche Facility and termination of the LC Tranche Commitments in accordance with the terms hereof.
“Lender Recipient Parties” mean, collectively, the Lenders and the Issuing Lenders.
“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.
“Letter of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.02, which letter of credit shall be (i) a standby letter of credit, (ii) issued for general corporate purposes of the Borrower or any Subsidiary, (iii) denominated in Dollars or any Alternative Currency and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Issuing Lender. The Letters of Credit under the LC Tranche Facility shall be deemed to include all Existing Letters of Credit.
“Letter of Credit Fees” shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.
“Lien” shall mean (a) any mortgage, deed of trust, pledge, deed to secure debt, hypothecation, security interest, International Interest, Prospective International Interest, easement (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-ways, reservations, encroachments, zoning and other land use restrictions, claim or any other title defect, lease, encumbrance, restriction, lien or charge of any kind whatsoever and (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any Finance Lease Obligations having substantially the same economic effect as any of the foregoing, but in any event not in respect of any Non-Finance Lease Obligations).
“Loan Documents” shall mean (a) this Agreement, (b) the Letters of Credit (including applications for Letters of Credit and related reimbursement agreements), (c) prior to the Collateral Release Date, each Collateral Document and (d) any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in connection with the commercial lending facility made hereunder, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.
“Material Adverse Change” shall mean any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent and the Lenders thereunder, or (c) the ability of the Borrower to pay the obligations under the Loan Documents.
“Material Indebtedness” shall mean Indebtedness (other than the Revolving Loans and Letters of Credit) of the Borrower in an aggregate principal amount exceeding $200,000,000.
“Material Subsidiary” means, at any time, any Subsidiary of the Borrower having at such time (i) total assets, as of the last day of the most recently ended fiscal quarter for which the Borrower’s annual or quarterly financial statements have been most recently required to have been delivered pursuant to Section 5.01, having a net book value greater than or equal to 10% of the total assets of the Borrower and all of its Subsidiaries on a consolidated basis (as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 5.01 or, if available earlier and delivered to the Administrative Agent, the balance sheet that is internally available for the then most recently ended fiscal quarter or fiscal year, as applicable), (ii) total revenue, as of the last day of the most recently ended fiscal quarter for which the Borrower’s annual or quarterly financial statements have been most recently required to have been delivered pursuant to Section 5.01, greater than or equal to 10% of the total revenue of the Borrower and all of its Subsidiaries on a consolidated basis (as shown on the most recent income statement of the Borrower delivered pursuant to Section 5.01 or, if available earlier and delivered to the Administrative Agent, the income statement that is internally available for the then most recently ended fiscal quarter or fiscal year, as applicable) or (iii) (x) prior to the Collateral Release Date, any Collateral and (y) on and after the Collateral Release Date, any Pool Assets.
“Maximum Rate” shall have the meaning given to such term in Section 2.24.
“Moody’s” shall mean Moody’s Investors Service, Inc. (or any successor thereto).
“Mortgage Supplements” shall have the meaning set forth in the Aircraft Mortgage.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
“Multiple Employer Plan” shall mean a Single Employer Plan, which is maintained for employees of the Borrower or an ERISA Affiliate and at least one (1) person (as defined in Section 3(9) of ERISA) other than the Borrower and its ERISA Affiliates and in respect of which the Borrower or an ERISA Affiliate could have liability, contingent or otherwise, under ERISA.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning given to such term in Section 2.29(c).
“Non-Finance Lease Obligations” shall mean a lease obligation that is not required to be accounted for as a finance or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. An operating lease shall be considered a Non-Finance Lease Obligation.
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean the unpaid principal of and interest on (including interest, reasonable fees and reasonable out-of-pocket costs accruing after the maturity of the Revolving Loans and interest, reasonable fees and reasonable out-of-pocket costs accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees or costs is allowed in such proceeding) the Revolving Loans and all other obligations and liabilities of the Borrower to any Agent, any Issuing Lender or any Lender (or, in the case of Designated Hedging Obligations and Designated Banking Product Obligations, any Person who was a Lender or an Affiliate of a Lender when the related Designated Hedging Agreement or Designated Banking Product Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, any other Loan Document, any Letters of Credit, any Designated Hedging Agreement, any Designated Banking Product Agreement, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, reasonable fees, indemnities, reasonable out-of-pocket costs, reasonable and documented out-of-pocket expenses (including all reasonable fees, charges and disbursements of counsel to any Agent, any Issuing Lender or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that the aggregate amount of all Designated Hedging Obligations and Designated Banking Product Obligations (in each case, valued in accordance with the definitions thereof) at any time outstanding that shall be included as “Obligations” shall not exceed $500,000,000.
“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the Borrower in his/her capacity as such.
“Original Credit Agreement” shall mean that certain Credit Agreement, dated as of April 19, 2018 (as amended by Amendment No. 1, dated as of June 29, 2020, Increase Joinder Agreement No. 1, dated as of August 5, 2020, Increase Joinder Agreement No. 2, dated as of August 30, 2021, Amendment No. 2, dated as of November 17, 2021, Amendment No. 3, dated as of November 18, 2022 and Increase Joinder Agreement No. 3, dated as of November 21, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Restatement Effective Date), by and among the Borrower, the lenders from time to time party thereto and JPMCB, as administrative agent and collateral agent.
“Other Taxes” shall mean any and all present or future stamp, mortgage, intangible, documentary, recording or filing taxes or any other similar taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment.
“Outstanding Letters of Credit” shall have the meaning given such term in Section 2.02(j).
“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Pacific Route FAA Slots” shall (x) prior to the Collateral Release Date, have the meaning given to such term in the SGR Security Agreement and (y) on and after the Collateral Release

Date, have the meaning given to such term in the SGR Security Agreement as in effect immediately prior to the Collateral Release Date.
“Pacific Route Foreign Slots” shall (x) prior to the Collateral Release Date, have the meaning given to such term in the SGR Security Agreement and (y) on and after the Collateral Release Date, have the meaning given to such term in the SGR Security Agreement as in effect immediately prior to the Collateral Release Date.
“Pacific Routes” shall (x) prior to the Collateral Release Date, have the meaning given to such term in the SGR Security Agreement and (y) on and after the Collateral Release Date, have the meaning given to such term in the SGR Security Agreement as in effect immediately prior to the Collateral Release Date.
“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Parked” shall mean, as to any Aircraft, that such Aircraft has been removed from service, other than Aircraft temporarily grounded for maintenance being actively conducted.
“Participant” shall have the meaning given to such term in Section 10.02(d).
“Participant Register” shall have the meaning given to such term in Section 10.02(d).
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, Title III of Pub. L. 107-56, signed into law on October 26, 2001 or any subsequent legislation that amends, supplements or supersedes such Act.
“Payroll Accounts” shall mean depository accounts used only for payroll.
“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Permitted Disposition” shall mean:
(a)    (i) the sale or lease of Spare Parts in the ordinary course of business (and, in the case of any such lease, consistent with past practices) and (ii) swaps, exchanges, interchange or pooling of assets or, in the case of Aircraft Collateral, other transfers of possession (subject to the limitations set forth in (x) prior to the Collateral Release Date, the Aircraft Mortgage and (y) on and after the Collateral Release Date, the Aircraft Mortgage as in effect immediately prior to the Collateral Release Date) in the ordinary course of business.
(b)    the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;
(c)    sales or dispositions of surplus, obsolete, negligible or uneconomical assets (other than Aircraft Collateral that is not Parts (as defined in (x) prior to the Collateral Release Date, the Aircraft Mortgage and (y) on and after the Collateral Release Date, the Aircraft Mortgage as in effect immediately prior to the Collateral Release Date) no longer used in the business of the Borrower.

(d)    abandonment of Slots, Gate Interests or Routes; provided that such abandonment is (A) in connection with the downsizing of any hub or facility which does not materially and adversely affect the business of the Borrower and its Subsidiaries, taken as a whole, (B) in the ordinary course of business consistent with past practices and does not materially and adversely affect the business of the Borrower and its Subsidiaries, taken as a whole, or (C) reasonably determined by the Borrower to be of de minimis value; provided, further, that (x) after giving effect to such abandonment, (i) prior to the Collateral Release Date, the Appraised Value of the remaining Collateral shall satisfy the Collateral Coverage Test and (ii) on and after the Collateral Release Date, the Appraised Value of the remaining Pool Assets shall satisfy the Asset Coverage Test and (y) if the (i) prior to the Collateral Release Date, Collateral and (ii) on and after the Collateral Release Date, Pool Assets, in each case, being removed constitutes at least 10% of the Appraised Value of all Slots, Gate Interests and Routes constituting Collateral or Pool Assets, as applicable, then prior to effecting the removal, the Borrower shall have delivered an Officer’s Certificate to (1) prior to the Collateral Release Date, the Collateral Agent and (2) on and after the Collateral Release Date, the Administrative Agent, in each case, certifying that, after giving effect to such removal, (I) prior to the Collateral Release Date, the Appraised Value of the Eligible Collateral shall satisfy the Collateral Coverage Test (it being understood that such Appraised Value shall be based on the most recent Appraisal Report delivered under Section 5.09(a) or, solely in the case of an abandonment pursuant to clause (B), based on an Appraisal Report of all such category of Eligible Collateral performed at (or within 60 days before) the time of such abandonment) and (II) on and after the Collateral Release Date, the Appraised Value of the Pool Assets shall satisfy the Asset Coverage Test (it being understood that such Appraised Value shall be based on the most recent Appraisal Report delivered under Section 5.09 or, solely in the case of an abandonment pursuant to clause (B), based on an Appraisal Report of all such category of Pool Assets performed at (or within 60 days before) the time of such abandonment);
(e)    exchange of FAA Slots in the ordinary course of business (including seasonal adjustments to FAA Slots consistent with past practice) that in the Borrower’s reasonable judgment are of reasonably equivalent value (so long as the FAA Slots received in such exchange constitute Pacific Route FAA Slots and, prior to the Collateral Release Date, are pledged as “Collateral” for the Obligations);
(f)    the termination of leases or airport use agreements in the ordinary course of business to the extent such terminations do not have a Material Adverse Effect or, prior to the Collateral Release Date, a Collateral Material Adverse Effect;
(g)    any other lease or sublease of, or use agreements with respect to, assets and properties that constitute Slots, Gate Interests or Routes in the ordinary course of business and swap agreements with respect to Slots in the ordinary course of business and which lease, sublease, use agreement or swap agreement (A) has a term of less than one year or (B) has a term of one year or longer; provided that if the aggregate Appraised Value of all Slots, Gate Interests and Routes constituting (x) prior to the Collateral Release Date, Collateral and (y) on an after the Collateral Release Date, Pool Assets, in each case, leased or subleased pursuant to this sub-clause (B) is equal to or greater than 10% of the Appraised Value of all Slots, Gate Interests and Routes constituting Collateral or Pool Assets, as applicable, in the most recent Appraisal Report delivered by the Borrower pursuant to Section 5.09, the Appraised Value of all Slots, Gate Interests and Routes constituting Collateral or Pool Assets, as applicable, after giving pro forma effect to all outstanding leases, subleases, use agreements and swap agreements pursuant to this sub-clause (B), would be not materially less than the Appraised Value of all Slots, Gate Interests and Routes constituting (i) prior to the Collateral Release Date, Collateral and (ii) on and after the Collateral Release Date, Pool Assets, in each case, in the most recent Appraisal Report delivered by the Borrower pursuant to Section 5.09, all as determined in good faith by the Borrower and reflected in an Officers’ Certificate that is delivered to (1) prior to the Collateral Release Date, the Collateral Agent and (2) on an after the Collateral Release Date, the Administrative Agent, in each case, prior to entering into any such lease or sublease, demonstrating, with reasonably detailed calculations, compliance with the provisions of this sub-clause (B) and, prior to the Collateral Release Date, detailing the arrangements pursuant to which the Collateral Agent’s Liens on all Slots, Gate Interests and Routes constituting Eligible Collateral subject to such lease or sublease are not materially adversely affected in the good faith determination of the Borrower; provided that the aggregate Appraised Value of the Slots, Gate Interests or Routes so leased is less than 10% of the Appraised Value of (x) prior to the Collateral Release Date, the Eligible Collateral and (y) on and after the Collateral Release Date, the Pool Assets;
(h)    any single transaction or series of related transactions that involves assets having a fair market value of less than $50,000,000; provided that (x) prior to the Collateral Release Date, the Appraised Value of the remaining Eligible Collateral shall satisfy the Collateral Coverage Test based on the most recently available Appraisal Reports and (y) on and after the Collateral Release Date, the Appraised Value of the remaining Pool Assets shall satisfy the Asset Coverage Test based on the most recently available Appraisal Reports;
(i)    any loss of or damage to property of the Borrower, (ii) any taking of property of the Borrower or (iii) an Event of Loss;
(j)    any Permitted Lien;
(k)    assignments of leases or granting of leases or subleases of Aircraft or engines to the extent permitted pursuant to the Aircraft Mortgage (including any applicable Mortgage Supplement) (or, on and after the Collateral Release Date, to the extent permitted pursuant to the Aircraft Mortgage (including any applicable Mortgage Supplement) as in effect immediately prior to the Collateral Release Date); and
(l)    substitutions of engines or spare engines in accordance with the Aircraft Mortgage (or, on and after the Collateral Release Date, to the extent permitted pursuant to the Aircraft Mortgage as in effect immediately prior to the Collateral Release Date); provided that (i) such Replacement Engine (as defined in the Aircraft Mortgage (or, on and after the Collateral Release Date, as defined in the Aircraft Mortgage as in effect immediately prior to the Collateral Release Date)) is of at least equal fair market value and utility (without regard to hours and cycles) as the engine or spare engine it replaces assuming such engine or spare engine had been maintained in the condition required by the Aircraft Mortgage (or, on and after the Collateral Release Date, as required by the Aircraft Mortgage as in effect immediately prior to the Collateral Release Date) and (ii)(x) prior to the Collateral Release Date, such Replacement Engine shall be subject to a perfected Lien, having the same priority (subject only to Permitted Liens) as the Lien on such engine or spare engine being replaced immediately prior to such substitution (and otherwise subject only to Permitted Liens), in favor of the Collateral Agent for the benefit of the Secured Parties upon consummation of such substitution and (y) on and after the Collateral Release Date, such Replacement Engine shall be subject only to Permitted Liens.
“Permitted Liens” shall have the meaning given to such term in Section 6.01(a).
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Plan” shall mean a Single Employer Plan or a Multiple Employer Plan that is a pension plan subject to the provisions of Title IV of ERISA, Sections 412 or 430 of the Code or Section 302 of ERISA.

“Plan Asset Regulations” means of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pool Assets” shall mean, as of any date of determination, any and all assets, whether real or personal, tangible or intangible that, but for the occurrence of the Collateral Release Date, would have been “Collateral” assuming the Collateral Documents as in effect on such date had remained in effect, as may be updated thereafter from time to time by the Borrower’s at its discretion to (a) remove Pool Assets and (b) add any Additional Pool Assets, in each case, pursuant to the terms of this Agreement. The Pool Assets on the Collateral Release Date shall be as set forth on the Schedule 6.05 to be delivered on the Collateral Release Date pursuant to the definition of “Collateral Release Date”. Schedule 6.05 may be updated from time to time in the Borrower’s sole discretion to add Additional Pool Assets as contemplated by Section 10.08(f) and to remove Pool Assets as permitted under this Agreement.
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Prospective Assignment” shall have the meaning given in the Cape Town Convention.
“Prospective International Interest” shall have the meaning given in the Cape Town Convention.
“Prospective Sale” shall have the meaning given in the Cape Town Convention.
“Protocol” shall mean the Protocol referred to in the defined term “Cape Town Convention.”
“Rating Agency” shall mean any of S&P, Moody’s and Fitch.
“Ratings” shall mean as of any date of determination, the corporate credit rating as determined by S&P, the corporate family rating as determined by Moody’s or the corporate credit rating as determined by Fitch, as applicable, of the Borrower.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Issuing Lender or (d) any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder or under any Loan Document, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (b) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Amendment” shall have the meaning given to such term in Section 10.08(e).

“Refinancing Debt” shall mean Indebtedness (or commitments in respect thereof) incurred to refinance (whether concurrently or after any repayment or prepayment of any such Indebtedness being refinanced) (a) commitments under the Revolving Facility or (b) Indebtedness (or commitments in respect thereof) incurred pursuant to the preceding clause (a), in each case, from time to time, in whole or part, in the form of (i) one or more new revolving credit facilities (each, a “Refinancing Revolving Facility”) made available under this Agreement with the consent (which consent shall not be unreasonably withheld or delayed) of the Borrower and the Administrative Agent (to the extent such consent would be required under Section 10.02(b) for an assignment of Revolving Loans to the applicable lender) and the lenders providing such financing (and no other lenders) or (ii) one or more series of revolving credit facilities outside of this Agreement; provided that (A) any Refinancing Debt shall not mature, and there shall be no scheduled commitment reductions or scheduled amortization payments under any such Refinancing Debt, prior to the maturity date of the revolving commitments being refinanced, (B) the other terms and conditions of such Refinancing Debt (excluding pricing, premium, maturity, scheduled amortization and optional prepayment or redemption provisions) shall be customary market terms for indebtedness of such type, (C) after giving pro forma effect to the incurrence of Refinancing Debt (to the extent of any drawings to be made thereunder on the date of effectiveness of the related commitments) and the application of the net proceeds therefrom, the Borrower shall be in pro forma compliance with, prior to the Collateral Release Date, the Collateral Coverage Test and on and after the Collateral Release Date, the Asset Coverage Test, (D) there shall be no additional direct or contingent obligors with respect to such Refinancing Debt, (E) the aggregate principal amount of such Refinancing Debt shall not exceed the aggregate principal amount of the Indebtedness being refinanced plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (F) no Lender shall be obligated to provide any such Refinancing Debt and (G) such Indebtedness (1) prior to the Collateral Release Date, may (i) rank pari passu in right of payment with the Obligations and be secured by the Collateral on a pari passu basis with the Obligations, (ii) rank junior in right of payment with the Obligations and be secured by the Collateral on a junior basis to the Obligations or (iii) be unsecured or secured by assets other than Collateral so long as, in the case of clauses (G)(1)(i) and (G)(1)(ii), the holders of such Indebtedness have entered into an intercreditor agreement reasonably acceptable to the Administrative Agent and the Borrower and (2) on and after the Collateral Release Date, shall rank pari passu in right of payment with the Obligations and shall be unsecured.
“Register” shall have the meaning set forth in Section 10.02(b)(iv).
“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents, advisors, trustees, managers and representatives of such Person and such Person’s Affiliates.
“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Required 2026 Lenders” shall mean, at any time, Lenders holding more than 50% of the Total 2026 Revolving Commitments then in effect or, if the 2026 Revolving Commitments have been terminated, the Total 2026 Revolving Extensions of Credit then outstanding.

“Required 2028 Lenders” shall mean, at any time, Lenders holding more than 50% of the Total 2028 Revolving Commitments then in effect or, if the 2028 Revolving Commitments have been terminated, the Total 2028 Revolving Extensions of Credit then outstanding.
“Required LC Tranche Lenders” shall mean, at any time, Lenders holding more than 50% of the Total LC Tranche Commitments then in effect or, if the LC Tranche Commitments have been terminated, the Total LC Tranche Extensions of Credit then outstanding.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Rescindable Amount” shall mean, with respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies: (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, the amount so distributed to such Lender or such Issuing Lender by the Administrative Agent.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, controller, chief accounting officer, secretary or assistant secretary of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer of the Borrower.
“Restatement Effective Date” means November 6, 2023, which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.08).
“Revolving Availability Period” shall mean, (a) with respect to the LC Tranche Facility, the period from and including the Restatement Effective Date to but excluding the LC Tranche Facility Termination Date, (b) with respect to the 2026 Revolving Facility, the period from and including the Restatement Effective Date to but excluding the 2026 Revolving Facility Termination Date and (c) with respect to the 2028 Revolving Facility, the period from and including the Restatement Effective Date to but excluding the 2028 Revolving Facility Termination Date.
“Revolving Commitment” shall mean the LC Tranche Commitment, the 2026 Revolving Commitment and/or the 2028 Revolving Commitment, as applicable.
“Revolving Commitment Increase” shall have the meaning given to such term in Section 2.28(a).
“Revolving Commitment Percentage” shall mean, at any time, with respect to each Lender, its LC Tranche Commitment Percentage, its 2026 Revolving Commitment Percentage or its 2028 Revolving Commitment Percentage, as applicable.
“Revolving Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s LC Tranche Commitment Percentage of the LC Exposure with respect to the LC Tranche Facility then outstanding, (c) such Lender’s 2026 Revolving Commitment Percentage of the LC Exposure with respect to the 2026 Revolving Facility then outstanding and (d) such Lender’s 2028 Revolving Commitment Percentage of the LC Exposure with respect to the 2028 Revolving Facility then outstanding.
“Revolving Facility” shall mean each of (a) the LC Tranche Commitments and the Letters of Credit issued thereunder (the “LC Tranche Facility”), (b) the 2026 Revolving Commitments and the 2026 Revolving Loans made thereunder (the “2026 Revolving Facility”) and (c) the 2028 Revolving Commitments and the 2028 Revolving Loans made thereunder (the “2028 Revolving Facility”).
“Revolving Facility Maturity Date” shall mean the LC Tranche Facility Maturity Date, the 2026 Revolving Facility Maturity Date or the 2028 Revolving Facility Maturity Date, as applicable.
“Revolving Loan” shall mean a 2026 Revolving Loan or 2028 Revolving Loan, as applicable.
“Routes” shall mean the routes for which the Borrower holds or hereafter acquires the requisite authority to operate foreign air transportation pursuant to Title 49 including, without limitation, applicable frequencies, exemption and certificate authorities, Fifth-Freedom Rights and “behind/beyond rights”, whether or not utilized by the Borrower.
“S&P” shall mean Standard & Poor’s Ratings Services.
“Sanctions” shall have the meaning given to such term in Section 3.11(a).
“SEC” shall mean the United States Securities and Exchange Commission.
“Secured Parties” shall mean, collectively, (i) Administrative Agent, (ii) each Lender (iii) each Issuing Lender, (iv) each other holder of Obligations and (v) each other Indemnitee.
“SGR Security Agreement” shall mean that certain Slot, Gate And Route Security and Pledge Agreement, dated as of June 29, 2020, from the Borrower to the Collateral Agent.
“Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is maintained for current or former employees of the Borrower or an ERISA Affiliate and in respect of which the Borrower or any ERISA Affiliate could reasonably be expected to have liability under Title IV of ERISA.
“Slot” shall mean each FAA Slot and each Foreign Slot.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Spare Part” shall mean (a) an accessory, appurtenance, or part of (i) an Aircraft (except an engine or propeller), (ii) an engine (except a propeller), (iii) a propeller or (iv) an Appliance, in each case that is to be installed at a later time in an aircraft, engine, propeller or Appliance and shall include, without limitation, “spare parts” as defined in 49 U.S.C. § 40102(a)(43), (b) an Appliance or (c) a propeller.
“Specified Person” shall have the meaning given to such term in Section 3.11(a).
“Subsidiary” shall mean, with respect to any Person (in this definition referred to as the “parent”), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership or membership interests having ordinary voting power for the election of directors (or equivalent governing body) is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Company” shall have the meaning set forth in Section 6.02(a)(ii).
“Supporting Route Facilities” shall mean Gate Interests, ticket counters and other facilities assigned, allocated, leased, or made available to the Borrower at airports used in the operation of scheduled service over a Route.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing, the Term SOFR Reference Rate for the tenor comparable to the applicable Interest Period at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date” shall mean (a) the LC Tranche Facility Termination Date, (b) the 2026 Revolving Facility Termination Date applicable to the related Revolving Commitments or (c) the 2028 Revolving Facility Termination Date applicable to the related Revolving Commitments, as applicable.
“Termination Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived) as in effect on the Restatement Effective Date (no matter how such notice requirement may be changed in the future), (b) an event described in Section 4068 of ERISA, (c) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA, (d) the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (e) the imposition of Withdrawal Liability or receipt of notice from a Multiemployer Plan that such liability may be imposed, (f) a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, (g) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, (h) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (i) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA) applicable to such Plan, whether or not waived, (j) any failure by any Plan to satisfy the special funding rules for plans maintained by commercial airlines contained in Section 402 of the Pension Protection Act of 2006, (k) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, or (l) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).
“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.
“Total 2026 Revolving Commitment” shall mean, at any time, the sum of the 2026 Revolving Commitments at such time. As of the Restatement Effective Date, the amount of the Total 2026 Revolving Commitment is $1,250,000,000.

“Total 2026 Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the 2026 Revolving Extensions of Credit of the Lenders outstanding at such time.
“Total 2028 Revolving Commitment” shall mean, at any time, the sum of the 2028 Revolving Commitments at such time. As of the Restatement Effective Date, the amount of the Total 2028 Revolving Commitment is $1,250,000,000.
“Total 2028 Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the 2028 Revolving Extensions of Credit of the Lenders outstanding at such time.
“Total LC Tranche Commitment” shall mean, at any time, the sum of the LC Tranche Commitments at such time. As of the Restatement Effective Date, the amount of the Total LC Tranche Commitment is $360,078,361.60.
“Total LC Tranche Extensions of Credit” shall mean, at any time, the aggregate amount of the LC Tranche Extensions of Credit of the Lenders outstanding at such time.
“Total Revolving Commitment” shall mean, at any time, the sum of the LC Tranche Commitments, 2026 Revolving Commitments and the 2028 Revolving Commitments at such time.
“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.
“Transactions” shall mean the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, and the refinancing of the Original Credit Agreement.
“Type”, when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.16(g)(1)(ii)(3).
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States Citizen” shall have the meaning set forth in Section 3.02.
“Unrestricted Cash” means cash and Cash Equivalents of the Borrower that (i) may be classified, in accordance with GAAP, as “unrestricted” on the consolidated balance sheets of the Borrower or (ii) may be classified, in accordance with GAAP, as “restricted” on the consolidated balance sheets of the Borrower solely in favor of the Collateral Agent and the Secured Parties.
“Unused Total 2026 Revolving Commitment” shall mean, at any time, (a) the Total 2026 Revolving Commitment less (b) the Total 2026 Revolving Extensions of Credit.
“Unused Total 2028 Revolving Commitment” shall mean, at any time, (a) the Total 2028 Revolving Commitment less (b) the Total 2028 Revolving Extensions of Credit.
“Unused Total LC Tranche Commitment” shall mean, at any time, (a) the Total LC Tranche Commitment less (b) the Total LC Tranche Extensions of Credit.
“Unused Total Revolving Commitment” shall mean the Unused Total LC Tranche Commitment, the Unused Total 2026 Revolving Commitment or the Unused Total 2028 Revolving Commitment, as applicable.
“Withdrawal Liability” shall have the meaning given to such term under Part I of Subtitle E of Title IV of ERISA and shall include liability that results from either a complete or partial withdrawal.
“Withholding Agent” shall mean the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this

Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower, the actual knowledge of any Responsible Officer.
SECTION 1.03.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower’s financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
SECTION 1.04.    Interest Rates; Benchmark Notification. The interest rate on a Revolving Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.09(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.05.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the

Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)    As used in this Section 1.05, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 1.06.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
SECTION 2.01.    Revolving Commitments of the Lenders.

(a)    Revolving Commitments. (i) Each Lender under the 2026 Revolving Facility severally, and not jointly with the other Lenders under the 2026 Revolving Facility, agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans denominated in Dollars (each a “2026 Revolving Loan” and collectively, the “2026 Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period with respect to the 2026 Revolving Facility in an aggregate principal amount not to exceed, when added to such Lender’s LC Exposure under the 2026 Revolving Facility, the 2026 Revolving Commitment of such Lender, which 2026 Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the Total 2026 Revolving Extensions of Credit exceed the Total 2026 Revolving Commitment.
(ii)    Each Lender under the 2028 Revolving Facility severally, and not jointly with the other Lenders under the 2028 Revolving Facility, agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans denominated in Dollars (each a “2028 Revolving Loan” and collectively, the “2028 Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period with respect to the 2028 Revolving Facility in an aggregate principal amount not to exceed, when added to such Lender’s LC Exposure under the 2028 Revolving Facility, the 2028 Revolving Commitment of such Lender, which 2028 Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the Total 2028 Revolving Extensions of Credit exceed the Total 2028 Revolving Commitment.
(iii)    Each Borrowing of a Revolving Loan under the applicable Revolving Facility shall be made from the applicable Lenders pro rata in accordance with their respective Revolving Commitments; provided, however, that the failure of any Lender to make any Revolving Loan under the applicable Revolving Facility shall not in itself relieve the other Lenders under such Revolving Facility of their obligations to lend.
(b)    Type of Borrowing. Each Borrowing shall be comprised entirely of ABR Revolving Loans or Term Benchmark Revolving Loans, as the Borrower may request in accordance herewith. Each Lender at its option may make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.
(c)    Amount of Borrowing. At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unused Total 2026 Revolving Commitment or the Unused Total 2028 Revolving Commitment, as applicable, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.02(e). Borrowings of more than one (1) Type may be outstanding at the same time.
(d)    Limitation on Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of a Revolving Loan if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date with respect to the applicable Revolving Commitments.
SECTION 2.02.    Letters of Credit. (a) General. (i) Subject to the terms and conditions set forth herein, the Borrower may request from any Issuing Lender under the LC Tranche Facility the issuance of Letters of Credit in Dollars or any Alternative Currency, at any time and from time to time during the Revolving Availability Period with respect to the LC Tranche Facility, in each case, for the Borrower’s own account or the account of the Borrower or any Subsidiary, in a form reasonably acceptable to the Administrative Agent, such Issuing Lender and the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit.
(ii)    Subject to the terms and conditions set forth herein, the Borrower may request from any Issuing Lender under the 2026 Revolving Facility the issuance of Letters of Credit in Dollars or any Alternative Currency, at any time and from time to time during the Revolving Availability Period with respect to the 2026 Revolving Facility, in each case, for the Borrower’s own account or the account of the Borrower or any Subsidiary, in a form reasonably acceptable to the Administrative Agent, such Issuing Lender and the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit.
(iii)    Subject to the terms and conditions set forth herein, the Borrower may request from any Issuing Lender under the 2028 Revolving Facility the issuance of Letters of Credit in Dollars or any Alternative Currency, at any time and from time to time during the Revolving Availability Period with respect to the 2028 Revolving Facility, in each case, for the Borrower’s own account or the account of the Borrower or any Subsidiary, in a form reasonably acceptable to the Administrative Agent, such Issuing Lender and the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit by any Issuing Lender (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall either hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender (which approval shall not be unreasonably withheld, delayed or conditioned)) to the applicable Issuing Lender and the Administrative Agent (at least three (3) Business Days (or such shorter period as may be agreed by the applicable Issuing Lender) in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (1) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (2) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), (3) the amount of such Letter of Credit, (4) the currency of such Letter of Credit, (5) the name and address of the beneficiary thereof, (6) whether such Letter of Credit is to be issued under the LC Tranche Facility, 2026 Revolving Facility or the 2028

Revolving Facility and (7) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit; provided that, to the extent such standard form (and/or any related reimbursement agreement) is inconsistent with the Loan Documents, the Loan Documents shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) with respect to the LC Tranche Facility, (x) the aggregate LC Exposure thereunder shall not exceed the Total LC Tranche Commitment, (y) the aggregate amount of the Unused Total LC Tranche Commitment shall not be less than zero and (z) the aggregate face amount of issued and outstanding Letters of Credit issued by the applicable Issuing Lender under the LC Tranche Facility shall not exceed such Issuing Lender’s LC Tranche Commitment unless consented to by such Issuing Lender in its sole discretion, (ii) with respect to the 2026 Revolving Facility, (x) the aggregate LC Exposure thereunder shall not exceed the 2026 LC Sublimit and (y) the aggregate amount of the Unused Total 2026 Revolving Commitment shall not be less than zero and (iii) with respect to the 2028 Revolving Facility, (x) the aggregate LC Exposure thereunder shall not exceed the 2028 LC Sublimit and (y) the aggregate amount of the Unused Total 2028 Revolving Commitment shall not be less than zero. No Issuing Lender (other than an Affiliate of the Administrative Agent) shall permit any such issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the earliest Revolving Facility Maturity Date with respect to the applicable Revolving Commitments (provided that, to the extent that all of the participations in such Letter of Credit held by the holders of such Revolving Commitments have been re-allocated or Cash Collateralized pursuant to the terms of any Extension Agreement or Refinancing Amendment, such Revolving Commitments shall be disregarded for purposes of this clause (ii)); provided that a Letter of Credit may expire after such earlier date if requested by the Borrower and agreed in the sole discretion of the applicable Issuing Lender so long as, if such earlier date is determined pursuant to clause (ii) above, then on or prior to the date of the related issuance or renewal or extension, such Letter of Credit has been cash collateralized pursuant to arrangements reasonably acceptable to the applicable Issuing Lender and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed).
(d)    Participations. By the issuance of a Letter of Credit under the applicable Revolving Facility (or an amendment, renewal or extension of a Letter of Credit thereunder, including any amendment increasing the amount thereof), and without any further action on the part of the applicable Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender under such Revolving Facility, and each Lender under such Revolving Facility hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s applicable Revolving Commitment Percentage of the Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender under the applicable Revolving Facility hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Lender, such Lender’s applicable Revolving Commitment Percentage of the Dollar Amount of each LC Disbursement made by such Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender under the applicable Revolving Facility acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit thereunder is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit thereunder or the occurrence of an Event of Default or reduction or termination of the Revolving Commitments thereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If an Issuing Lender under the applicable Revolving Facility shall make any LC Disbursement in respect of a Letter of Credit thereunder, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Amount of such LC Disbursement or (subject to the two immediately succeeding sentences), with respect to any Letter of Credit denominated in an Alternative Currency, an amount equal to the amount of such LC Disbursement in the applicable Alternative Currency not later than the first Business Day following the date the Borrower receives notice of such LC Disbursement; provided that, in the case of any LC Disbursement made in Dollars, to the extent not reimbursed and, subject to the satisfaction (or waiver) of the conditions to borrowing set forth herein, including, without limitation, making a request in accordance with Section 2.03(a) that such payment shall be financed with an ABR Borrowing under the applicable Revolving Facility, as the case may be, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Lender or any applicable Lender to any stamp, duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Lender or Lender. If the Borrower fails to make such payment when due, then (i) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, the Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Amount of such LC Disbursement and (ii) the Administrative Agent shall promptly notify the applicable Issuing Lender of the applicable LC Disbursement and the Dollar Amount thereof.
If the Borrower fails to make any payment due under the preceding paragraph with respect to a Letter of Credit when due (including by a Borrowing), the Administrative Agent shall notify each Lender under the applicable Revolving Facility of the applicable LC Disbursement (as converted to Dollars, if applicable), the payment then due from the Borrower in respect thereof and such Lender’s applicable Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Lender under the applicable Revolving Facility shall pay to the Administrative Agent its applicable Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Revolving Loans thereunder (or with respect to the LC Tranche Facility, as if Revolving Loans were available thereunder in the same manner as provided for in Section 2.04 with respect to the 2026 Revolving Facility) made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.02(e) with respect to any LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.02 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders, nor the applicable Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), the applicable Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The applicable Issuing Lender shall, promptly following its receipt thereof or within the time period stipulated by the terms and conditions of the applicable Letter of Credit (if any), examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination of such drawing documents, the applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the applicable Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Lender and the Lenders under the applicable Revolving Facility with respect to any such LC Disbursement in accordance with the terms herein.
(h)    Interim Interest. If the applicable Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse (including by a Borrowing) such LC Disbursement in full not later than the first Business Day following the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans under the applicable Revolving Facility (or with respect to the LC Tranche Facility, as if Revolving Loans were available thereunder in the same manner as provided for in Section 2.04 with respect to the 2026 Revolving Facility); provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.08 shall apply; provided further that, in the case of an LC Disbursement made under a Letter of Credit in an Alternative Currency, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on the Business Day immediately succeeding such LC Disbursement, (A) be payable in the applicable Alternative Currency and (B) if not reimbursed on the date of such LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such LC Disbursement plus the Applicable Margin applicable to Letters of Credit under the applicable Revolving Facility at such time and (ii) in the case of any LC Disbursement that is reimbursed after the Business Day immediately succeeding such LC Disbursement (A) be payable in Dollars, (B) accrue on the Dollar Amount of such LC Disbursement and (C) bear interest as provided above. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section 2.02 to reimburse the applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of the Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders under the applicable Revolving Facility of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.21. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Replacement of Letters of Credit; Cash Collateralization. With respect to Letters of Credit issued under any Revolving Facility, the Borrower shall (i) upon or prior to the occurrence of the earlier of (A) the latest Revolving Facility Maturity Date with respect to all Revolving Commitments under such Revolving Facility and (B) the acceleration of the Revolving Loans (if any) under such Revolving Facility and the termination of the Revolving Commitments under such Revolving Facility in accordance with the terms hereof, (x) cause all Letters of Credit under such Revolving Facility which expire after the earlier to occur of (1) the latest Revolving Facility Maturity Date with respect to all Revolving Commitments under such Revolving Facility and (2) the acceleration of the Revolving Loans (if any) under such Revolving Facility and the termination of the Revolving Commitments under such Revolving Facility, in accordance with the terms hereof (the “Outstanding Letters of Credit”) to be returned to the applicable Issuing Lender undrawn and marked “cancelled” or (y) if the Borrower does not do so in whole or in part either (1) provide one or more “back-to-back” letters of credit to each applicable Issuing Lender with respect to any such Outstanding Letters of Credit in a form reasonably satisfactory to each such Issuing Lender and the Administrative Agent, issued by a bank reasonably satisfactory to each such Issuing Lender and the Administrative Agent, and/or (2) deposit cash in an account maintained with the Administrative Agent, as collateral security for the Borrower’s reimbursement obligations in connection with any such Outstanding Letters of Credit, such cash (or any applicable portion thereof) to be promptly remitted to the Borrower (provided no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred or is continuing) upon the expiration, cancellation or other termination or satisfaction of the Borrower’s reimbursement obligations with respect to such Outstanding Letters of Credit, in whole or in part; in an aggregate principal amount for all such “back-to-back” letters of credit and any such Cash Collateralization equal to the then outstanding amount of all LC Exposure (less the amount, if any, on deposit in such account prior to taking any action pursuant to clauses (1) or (2) above), and (ii) if required pursuant to Section 2.02(m), 2.12(b), 2.26(b)(ii), 2.26(c)(ii), 2.26(d), 2.27(b) or 7.01 or pursuant to any Extension Agreement or Refinancing Amendment, deposit in such account an amount required pursuant to Section 2.02(m), 2.12(b), 2.26(b)(ii), 2.26(c)(ii), 2.26(d), 2.27(b) or 7.01, or pursuant to any such Extension Agreement or Refinancing Amendment, as applicable; provided that the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or LC Disbursements in an Alternative Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements (any such deposit described in the preceding clause (i) or clause (ii), “Cash Collateralization”). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrower’s risk and reasonable expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide Cash Collateralization hereunder pursuant to Section 2.02(m), 2.12(b), 2.26(b)(ii), 2.26(c)(ii), 2.26(d) or 2.27(b), or the terms of any Extension Agreement or Refinancing Amendment, such Cash Collateralization (to the extent not applied as contemplated by the applicable section) shall be returned to the Borrower within three (3) Business Days after the applicable section (or Extension Agreement or Refinancing Amendment, as applicable) no longer requires the provision of such Cash Collateralization.
(k)    Issuing Lender Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Lender under any Revolving Facility shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit thereunder during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, the aggregate face amount of the Letters of Credit to be issued, amended, renewed, or extended by it (and whether, subject to Section 2.02(b), the face amount of any such Letter of Credit was changed thereby) and the aggregate face amount of such Letters of Credit outstanding under any Revolving Facility after giving effect to such issuance, amendment, renewal or extension, (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
(l)    Conversion. In the event that the Revolving Loans under any Revolving Facility become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Alternative Currency Letter of Credit thereunder (other than amounts in respect of which the Borrower has deposited cash collateral pursuant to Section 2.02(j), if such cash collateral is deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Lenders thereunder are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to Section 2.02(e) in respect of unreimbursed LC Disbursements made under any Alternative Currency Letter of Credit thereunder and

(iii) of each Lender’s participation in any Alternative Currency Letter of Credit under which an LC Disbursement thereunder has been made shall, automatically and with no further action required, be converted into the Dollar Amount of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Lender or any Lender under the applicable Revolving Facility in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.
(m)    Provisions Related to Extended Revolving Commitments and Commitments in Respect of Refinancing Revolving Facilities. If the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit under the applicable Revolving Facility with respect to which Lenders holding such Revolving Commitments hold participation interests, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders under such Revolving Facility to purchase participations therein and to make payments in respect thereof pursuant to Section 2.02(d) or (e) and for any reallocations required pursuant to Section 2.26(b)(i)) under (and ratably participated in by Lenders thereunder pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.02(j). For the avoidance of doubt, commencing with the maturity date of any tranche of Revolving Commitments under the applicable Revolving Facility, the sublimit for Letters of Credit under any tranche of Revolving Commitments under such Revolving Facility that has not so then matured shall be as agreed in the relevant Extension Agreement or Refinancing Amendment, as applicable, with such Lenders (to the extent such Extension Agreement or Refinancing Amendment so provides).
(n)    Existing Letters of Credit. The Existing Letters of Credit shall be deemed Letters of Credit under the LC Tranche Facility issued under this Section 2.02 and subject to the provisions hereof, without the need for any further action by the Borrower or any other Person (and without the payment of any fees otherwise due upon the issuance of a Letter of Credit).
SECTION 2.03.    Requests for Borrowings.
(a)    Unless otherwise agreed to by the Administrative Agent in connection with making the initial Revolving Loans on the Restatement Effective Date, if any, to request a Borrowing of Revolving Loans under the applicable Revolving Facility, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Term Benchmark Borrowing, not later than 2:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.02(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01(a):
(i)    the aggregate amount of the requested Borrowing (which shall comply with Section 2.01(c));

(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(iv)    whether such Borrowing is under the 2026 Revolving Facility or the 2028 Revolving Facility; and
(v)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(a), the Administrative Agent shall advise each Lender under the applicable Revolving Facility of the details thereof and of the amount of such Lender’s Revolving Loan under such Revolving Facility to be made as part of the requested Borrowing.
SECTION 2.04.    Funding of Borrowings. (a) Each Lender under the applicable Revolving Facility shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.02(e) shall be remitted by the Administrative Agent to the Issuing Lender.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, with respect to any ABR Borrowing made on same-day notice, prior to 12:00 noon, New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraphs (a) and/or (b) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing.
SECTION 2.05.    Interest Elections. (a) The Borrower may elect from time to time to, (i) convert ABR Revolving Loans to Term Benchmark Revolving Loans, (ii) convert Term Benchmark Revolving Loans to ABR Revolving Loans; provided that any such conversion of Term Benchmark Revolving Loans may only be made on the last day of an Interest Period with respect thereto or (iii)

continue any Term Benchmark Revolving Loan as such upon the expiration of the then current Interest Period with respect thereto.
(b)    To make an Interest Election Request pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03(a) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:
(i)    the Borrowing to which such Interest Election Request applies (including whether such Borrowing is under the 2026 Revolving Facility or the 2028 Revolving Facility) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and upon the request of the Required Lenders, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.06.    [Reserved].
SECTION 2.07.    Interest on Revolving Loans.

(a)    Subject to the provisions of Section 2.08, each ABR Revolving Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days or, when the Alternate Base Rate is based on the Prime Rate, a year with three hundred sixty five (365) days or three hundred sixty six (366) days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of Section 2.08, each Term Benchmark Revolving Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted Term SOFR Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Accrued interest on all Revolving Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date with respect to such Revolving Loans or the related Revolving Commitments and thereafter on written demand and (with respect to Term Benchmark Revolving Loans) upon any repayment or prepayment thereof (on the amount repaid or prepaid); provided that in the event of any conversion of any Term Benchmark Revolving Loan to an ABR Revolving Loan, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion.
SECTION 2.08.    Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Revolving Loan or in the payment of any fee becoming due hereunder or in the reimbursement pursuant to Section 2.02(e) of any LC Disbursement, whether at stated maturity, by acceleration or otherwise, the Borrower shall on written demand of the Administrative Agent (which written demand shall be given at the request of the Required Lenders) from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days or, when the Alternate Base Rate is applicable and is based on the Prime Rate, a year of three hundred sixty five (365) days or three hundred sixty six (366) days in a leap year) equal to (a) with respect to the principal amount of any Revolving Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) with respect to interest, fees and reimbursement of LC Disbursements, the rate applicable for ABR Revolving Loans plus 2.0%.
SECTION 2.09.    Alternate Rate of Interest.
(a)    Subject to Sections 2.09(b)-(f), in the event, and on each occasion, that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Revolving Loans (or its Revolving Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders and, until the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing of Term Benchmark Revolving Loans hereunder (including pursuant to a refinancing with Term Benchmark Revolving Loans and including any request to continue, or to convert to, Term Benchmark Revolving Loans) shall be deemed a request for a Borrowing of ABR Revolving Loans; provided that no Benchmark Transition Event shall have occurred at such time.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the tenth (10th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.09.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Term Benchmark Revolving Loans, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (i) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to ABR Loans or (ii) any Term Benchmark Borrowing shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Revolving Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate applicable to such Term Benchmark Revolving Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.09, on the last day of the Interest Period applicable to such Revolving Loan (or the next succeeding Business Day if such day is not a Business Day), such Revolving Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.
SECTION 2.10.    Repayment of Revolving Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Lender under the applicable Revolving Facility the then unpaid principal amount of each Revolving Loan then outstanding on the Termination Date applicable to such Revolving Loan.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts for each Revolving Facility in which it shall record (i) the amount of each Revolving Loan made hereunder under such Revolving Facility, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder under such Revolving Facility and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders under such Revolving Facility and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Revolving Loans made by it under any Revolving Facility be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11.    Optional Termination or Reduction of Revolving Commitments. Upon at least one (1) Business Day prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Revolving Commitment under any Revolving Facility; provided that each such notice shall be revocable to the extent such termination or reduction would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Each such reduction of the Unused Total Revolving Commitment under any Revolving Facility shall be in the principal amount not less than $5,000,000 and in an integral multiple of $1,000,000. Simultaneously with each reduction or termination of the applicable Revolving Commitment, the Borrower shall pay to the Administrative Agent for the account of each Lender under the applicable Revolving Facility the Commitment Fee accrued and unpaid on the amount of the applicable Revolving Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Total Revolving Commitment under the applicable Revolving Facility pursuant to this Section 2.11 shall be applied to reduce the Revolving Commitment under such Revolving Facility of each Lender on a pro rata basis.
SECTION 2.12.    Mandatory Prepayment of Revolving Loans and Mandatory Commitment Reductions; Commitment Termination.
(a)    The Borrower shall prepay the Revolving Loans under any Revolving Facility (without any corresponding reduction in Revolving Commitments) in an amount necessary to comply with (x) prior to the Collateral Release Date, Section 6.03 and (y) on and after the Collateral Release Date, Section 6.04(a), in each case as directed by the Borrower.
(b)    If at any time the Total 2026 Revolving Extensions of Credit for any reason exceed the Total 2026 Revolving Commitment at such time or the Total 2028 Revolving Extensions of Credit for any reason exceed the Total 2028 Revolving Commitment at such time, the Borrower shall prepay Revolving Loans under the applicable Revolving Facility on a pro rata basis in an amount sufficient to eliminate such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans under the applicable Revolving Facility, the Total 2026 Revolving Extensions of Credit exceed the Total 2026 Revolving Commitment then in effect or the Total 2028 Revolving Extensions of Credit exceed the Total 2028 Revolving Commitment then in effect, the Borrower shall Cash Collateralize outstanding Letters of Credit under the applicable Revolving Facility to the extent of such excess.
(c)    Upon the Termination Date applicable to any Revolving Commitment, such Revolving Commitment shall be terminated in full and the Borrower shall repay the applicable Revolving Loans in full and, except as the Administrative Agent may otherwise agree in writing, if any Letter of Credit remains outstanding under the applicable Revolving Facility, comply with Section 2.02(j) in accordance therewith.
(d)    All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Section 2.15 and 2.19 hereof.
SECTION 2.13.    Optional Prepayment of Revolving Loans.
(a)    The Borrower shall have the right, at any time and from time to time, to prepay any Revolving Loans under any Revolving Facility, in whole or in part, (i) with respect to Term Benchmark Revolving Loans, upon (A) telephonic notice followed promptly by written or facsimile notice or (B) written or facsimile notice received by 1:00 p.m., New York City time, three (3) Business Days prior to the proposed date of prepayment and (ii) with respect to ABR Revolving Loans, upon written or facsimile notice received by 1:00 p.m., New York City time, one (1) Business Day prior to the proposed date of prepayment; provided that ABR Revolving Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time; provided, further, however, that (A) each such partial prepayment shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000, (B) no prepayment of Term Benchmark Revolving Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.15, and (C) no partial prepayment of a Borrowing of Term Benchmark Revolving Loans shall result in the aggregate principal amount of such Term Benchmark Revolving Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000.
(b)    All prepayments under Section 2.13(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Sections 2.15 and 2.19 hereof.
(c)    Each notice of prepayment shall specify the prepayment date, the applicable Revolving Facility, the principal amount of the Revolving Loans thereunder to be prepaid and, in the case of Term Benchmark Revolving Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Revolving Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender under the applicable Revolving Facility of the principal amount of the Revolving Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
SECTION 2.14.    Increased Costs. (a) If any Change in Law shall:
(i)    subject any Lender or Issuing Lender to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(ii)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Lender; or
(iii)    impose on any Lender or Issuing Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Revolving Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of converting any ABR Revolving Loan to a Term Benchmark Revolving Loan or making, maintaining or continuing any Term Benchmark Revolving Loan (or of maintaining its obligation to make any such Revolving Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender or Issuing Lender reasonably determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Revolving Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts, in each case as documented by such Lender or Issuing Lender to the Borrower as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.16, this Section 2.14(b) shall not apply to Taxes.
(c)    A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
(e)    Any determination by a Lender or Issuing Lender of amounts owed pursuant to this Section 2.14 to such Lender or Issuing Lender due to any Change in Law, pursuant to the proviso in the definition thereof shall be made in good faith in a manner generally consistent with such Lender’s or Issuing Lender’s standard practice.
SECTION 2.15.    Break Funding Payments. Other than with respect to Loans that bear interest with reference to Daily Simple SOFR, in the event of (a) the payment of any principal of any Term Benchmark Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Term Benchmark Revolving Loan on the date specified in any notice delivered pursuant hereto or (c) the assignment of any Term Benchmark Revolving Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or Section 10.08(d), then, in any such event, at the request of such Lender, the Borrower shall compensate such Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender or Issuing Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Revolving Loan had such event not occurred, at the applicable rate of interest for such Revolving Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Revolving Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for a comparable amount and period from other banks in the applicable market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
SECTION 2.16.    Taxes. (a) Any and all payments by or on account of any Obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Tax or Other Taxes are required to be withheld from any amounts payable to a Recipient, as determined in good faith by the applicable Withholding Agent, then (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16), such Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition (and without duplication of any payments with respect to Other Taxes pursuant to Section 2.16(a)), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify each Recipient within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of such Recipient on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. After a Recipient learns of the imposition of Indemnified Taxes or Other Taxes, such party will act in good faith to notify the Borrower promptly of its obligations thereunder. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender and Issuing Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender or Issuing Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Taxes attributable to such Lender’s or Issuing Lender’s failure to comply with the provisions of Section 10.02(d) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Lender (as the case may be) by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender or Issuing Lender (as the case may be) from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Borrower as will (i) enable the Borrower to determine whether such Lender is subject to backup withholding or information reporting requirements, and (ii) permit such payments to be made without withholding or at a reduced rate; provided that a Foreign Lender shall not be required to deliver any documentation pursuant to this Section 2.16(f) that such Foreign Lender is not legally able to deliver.
(g)    (i) Without limiting the generality of Section 2.16(f),
(A)    any Lender that is a U.S. Person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent (and the Borrower at its request) on or prior to the date on which such Lender becomes a party under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon the reasonable request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent (in such number of copies as shall be requested by the recipient) (and the Borrower at its request) on or prior to the date on which such Foreign Lender becomes a party under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;
(2)    executed copies of Internal Revenue Service Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit C-1 to the effect that (i) such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Code, and (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and

(y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;
(4)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating bank granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or C-3 (as applicable), Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating bank) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such beneficial owner; or
(5)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
If the Administrative Agent is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Administrative Agent shall deliver to the Borrower, on or prior to the date on which it becomes the Administrative Agent (and from time to time thereafter when the previously delivered forms expire, or upon the reasonable request of the Borrower), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.
The Administrative Agent and each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(ii)    If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (2), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over an amount equal to such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the

Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) if, and then only to the extent, the payment of such amount would place the Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
SECTION 2.17.    Payments Generally; Pro Rata Treatment.
(a)    The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York 10179, pursuant to wire instructions to be provided by the Administrative Agent, except payments to be made directly to an Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the applicable currency.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Administrative Agent, (ii) second, towards payment of Fees and expenses then due under Sections 2.20, 2.21 and 10.04 payable to the Agents, the Lenders and the Issuing Lenders and towards payment of interest then due on account of the Revolving Loans and Letters of Credit, ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of (A) principal of the Revolving Loans and unreimbursed LC Disbursements then due hereunder, (B) any Designated Banking Product Obligations then due, to the extent such Designated Banking Product Obligations constitute “Obligations” hereunder, and (C) any Designated Hedging Obligations then due, to the extent such Designated Hedging Obligations constitute “Obligations” hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, and unreimbursed LC Disbursements, Designated Banking Product Obligations constituting Obligations and Designated Hedging Obligations constituting Obligations then due to such parties.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(d), 2.02(e), 2.04(a), 8.04 or 10.04(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(e)    Pro Rata Treatment. (i) Each payment by the Borrower of interest in respect of the Revolving Loans of any Class shall be applied to the amounts of such obligations owing to the Lenders of such Class pro rata according to the respective amounts then due and owing to the Lenders.
(ii)    Each payment (including each prepayment) by the Borrower on account of principal of the Revolving Loans under the applicable Revolving Facility shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders under such Revolving Facility.
SECTION 2.18.    Mitigation Obligations; Replacement of Lenders. (a) If the Borrower is required to pay any additional amount or indemnification payment to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably requested by the Borrower, if, in the judgment of such Lender, such designation, assignment or filing (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense (other than immaterial costs and expenses) and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If, after the date hereof, any Lender requests compensation under Section 2.14 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at such time, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)    Each party hereto agrees that (a) an assignment required pursuant to this Section 2.18 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.19.    Certain Fees. The Borrower shall pay (a) to the Lenders (or their affiliates) party thereto the fees set forth in that certain Upfront Fee Letter dated as of October 2, 2023 between the Administrative Agent and the Borrower and (b) to the Administrative Agent the fees set forth in that certain Administrative Agent Fee Letter dated as of October 2, 2023 between the Administrative Agent and the Borrower, in each case at the times set forth therein.
SECTION 2.20.    Commitment Fee. The Borrower shall pay to the Administrative Agent for the accounts of the Lenders under each Revolving Facility a commitment fee (the “Commitment Fee”) for the period commencing on the Restatement Effective Date to the applicable Termination Date or the earlier date of termination of the applicable Revolving Commitment under such Revolving Facility, computed (on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at the Commitment Fee Rate on the average daily Unused Total Revolving Commitment with respect to such Revolving Facility. Such Commitment Fee, to the extent then accrued, shall be payable (a) on the last Business Day of each March, June, September and December, (b) on the LC Tranche Facility Termination Date with respect to the LC Tranche Commitments, on the 2026 Revolving Facility Termination Date with respect to the 2026 Revolving Commitments and on the 2028 Revolving Facility Termination Date with respect to the 2028 Revolving Commitments, and (c) as provided in Section 2.11 hereof, upon any reduction or termination in whole or in part of the Total LC Tranche Commitment, Total 2026 Revolving Commitment or the Total 2028 Revolving Commitment, as applicable.
SECTION 2.21.    Letter of Credit Fees(a)    . The Borrower shall pay with respect to each Letter of Credit under the applicable Revolving Facility (i) to the Administrative Agent for the account of the Lenders under such Revolving Facility a fee calculated (on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at the per annum rate equal to the Applicable Margin applicable to Letters of Credit under the applicable Revolving Facility at such time excluding, in each case, any portion thereof attributable to unreimbursed LC Disbursements, to be shared ratably among the Lenders under such Revolving Facility and (ii) to each Issuing Lender (with respect to each Letter of Credit issued by it), such Issuing Lender’s customary fees for issuance, amendments and processing referred to in Section 2.02. In addition, the Borrower agrees to pay each Issuing Lender for its account a fronting fee of 0.125% per annum in respect of each Letter of Credit issued by such Issuing Lender, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit. Accrued fees described in this paragraph in respect of each Letter of Credit under the applicable Revolving Facility shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the LC Tranche Facility Termination Date with respect to LC Tranche Commitments, the 2026 Revolving Facility Termination

Date with respect to 2026 Revolving Commitments and on the 2028 Revolving Facility Termination Date with respect to 2028 Revolving Commitments.
SECTION 2.22.    Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent or the Arrangers, as applicable, as provided herein and in the fee letters described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.
SECTION 2.23.    Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent and each Lender (and their respective banking Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower against any and all of any such overdue amounts owing to such Lender (or any of such banking Affiliates) or the Administrative Agent under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document; provided that each Lender agrees promptly to notify the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application; provided, further, that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(e) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Administrative Agent agree promptly to notify the Borrower after any such set-off and application made by such Lender or the Administrative Agent (or any of such banking Affiliates), as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.
SECTION 2.24.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under applicable law (collectively, “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender or other Person. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.
SECTION 2.25.    Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower, the Lenders shall be entitled to immediate payment of such Obligations.
SECTION 2.26.    Defaulting Lenders. (a) Anything herein to the contrary notwithstanding, no Defaulting Lender shall be entitled to receive any fees accruing pursuant to Section 2.20 and 2.21 during the period that such Lender is a Defaulting Lender (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees); provided that (1) to the extent that all or a portion of the LC Exposure with respect to a Revolving Facility of such Defaulting Lender is reallocated to the Non-Defaulting Lenders under such Revolving Facility pursuant to Section 2.26(b)(i), such fees that would have accrued for the benefit of such Defaulting Lender shall instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments under such Revolving Facility, and (2) to the extent that all or any portion of such LC Exposure cannot be so reallocated and is not Cash Collateralized in accordance with Section 2.26(b)(ii), such fees shall instead accrue for the benefit of and be payable to the Issuing Lenders as their interests appear (and the applicable pro rata payment provisions under this Agreement shall automatically be deemed adjusted to reflect the provisions of this Section).
(b)    If any LC Exposure with respect to a Revolving Facility exists at the time a Lender under such Revolving Facility becomes a Defaulting Lender then:
(i)    the LC Exposure under such Revolving Facility of such Defaulting Lender will, upon notice by the Administrative Agent, and subject in any event to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders under such Revolving Facility pro rata in accordance with their respective Revolving Commitments thereunder; provided that (A) the Revolving Extensions of Credit under such Revolving Facility of each such Non-Defaulting Lender may not in any event exceed the Revolving Commitment under such Revolving Facility of such Non-Defaulting Lender as in effect at the time of such reallocation, (B) subject to Section 10.16, such reallocation will not constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lenders or any other Lender may have against such Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation and (C) neither such reallocation nor any payment by a Non-Defaulting Lender as a result thereof will cause such Defaulting Lender to be a Non-Defaulting Lender; and
(ii)    to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure under the applicable Revolving Facility cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than three (3) Business Days after demand by the Administrative Agent, (A) Cash Collateralize the obligations of the Borrower to the Issuing Lenders in respect of such LC Exposure in an amount at least equal to the aggregate amount of the unreallocated portion of such LC Exposure or (B) make other arrangements satisfactory to the Administrative Agent and the Issuing Lenders in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.
(c)    In addition to the other conditions precedent set forth in this Agreement, if any Lender under the applicable Revolving Facility becomes, and during the period it remains, a Defaulting

Lender, no Issuing Lender shall be required to issue any Letter of Credit or to amend any outstanding Letter of Credit under such Revolving Facility, unless:
(i)    in the case of a Defaulting Lender, the LC Exposure under such Revolving Facility of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit, to the Non-Defaulting Lenders under such Revolving Facility as provided in Section 2.26(b)(i), and
(ii)    to the extent full reallocation does not occur as provided in clause (i) above, without limiting the provisions of Section 2.26(d), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit, or makes other arrangements satisfactory to the Administrative Agent and such Issuing Lenders in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender, or
(iii)    to the extent that neither reallocation nor Cash Collateralization occurs pursuant to clauses (i) or (ii), then in the case of a proposed issuance of a Letter of Credit under the applicable Revolving Facility, by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and to such Issuing Lender, as the case may be, (A) the Borrower agrees that the face amount of such requested Letter of Credit will be reduced by an amount equal to the portion thereof as to which such Defaulting Lender would otherwise be liable, and (B) the Non-Defaulting Lenders under such Revolving Facility confirm, in their discretion, that their obligations in respect of such Letter of Credit shall be on a pro rata basis in accordance with the Revolving Commitments under such Revolving Facility of the Non-Defaulting Lenders, and that the applicable pro rata payment provisions under this Agreement will be deemed adjusted to reflect this provision (provided that nothing in this clause (iii) will be deemed to increase the Revolving Commitments of any Lender, nor to constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Lender or any other Lender may have against such Defaulting Lender, nor to cause such Defaulting Lender to be a Non-Defaulting Lender).
(d)    If any Lender under the applicable Revolving Facility becomes, and during the period it remains, a Defaulting Lender and if any Letter of Credit under such Revolving Facility is at the time outstanding, the applicable Issuing Lender may (except to the extent the applicable Revolving Commitments of such Defaulting Lender have been fully reallocated pursuant to Section 2.26(b)(i)), by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such Issuing Lender in respect of such Letter of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect thereof, or to make other arrangements satisfactory to the Administrative Agent and such Issuing Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.
(e)    Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender with respect to any Revolving Facility under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.26(f)) the termination of the applicable Revolving Commitments and payment in full of all obligations of the Borrower hereunder under the applicable Revolving Facility and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: First to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under the applicable Revolving Facility, second to the payment of any amounts owing by such Defaulting Lender to the

Issuing Lenders under this Agreement under the applicable Revolving Facility, third to the payment of the default interest and then current interest due and payable to the Lenders which are Non-Defaulting Lenders under the applicable Revolving Facility hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders under the applicable Revolving Facility hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed LC Disbursements under the applicable Revolving Facility then due and payable to the Non-Defaulting Lenders under such Revolving Facility hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders under the applicable Revolving Facility, and seventh after the termination of the applicable Revolving Commitments and payment in full of all obligations of the Borrower under the applicable Revolving Facility, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(f)    If the Borrower, the Administrative Agent and the Issuing Lenders agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.26(e)), such Lender shall purchase at par such portions of outstanding Revolving Loans of the other Lenders under such applicable Revolving Facility, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Lenders to hold Revolving Loans under each such Revolving Facility on a pro rata basis in accordance with their respective applicable Revolving Commitments, whereupon such Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and the LC Exposure under each such Revolving Facility of each Lender shall automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments shall be made retroactively with respect to fees accrued while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(g)    Notwithstanding anything to the contrary herein, (x) any Lender that is an Issuing Lender hereunder may not be replaced in its capacity as an Issuing Lender at any time that it has a Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Lender have been made with respect to such outstanding Letters of Credit and (y) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.
SECTION 2.27.    Currency Equivalents.
(a)    The Administrative Agent shall determine the Dollar Amount of (x) the LC Exposure in respect of Letters of Credit denominated in an Alternative Currency based on the Exchange Rate (i) as of the end of each fiscal quarter of the Borrower and (ii) on or about the date of the related notice requesting the issuance of such Letter of Credit and (y) any other amount to be converted into Dollars in accordance with the provisions hereof at the time of such conversion.
(b)    If, after giving effect to any such determination of a Dollar Amount, the LC Exposure under the LC Tranche Facility, the 2026 Revolving Facility or the 2028 Revolving Facility, as applicable, exceeds 105% of the LC Tranche Commitments, 2026 LC Sublimit or the 2028 LC Sublimit, as applicable, the Borrower shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.02(j)(ii) in an amount equal to such excess.

SECTION 2.28.    Increase in Commitments.
(a)    Borrower Request. The Borrower may, by written notice to the Administrative Agent from time to time, request an increase to the existing LC Tranche Commitments, the 2026 Revolving Commitments and/or 2028 Revolving Commitments (each, a “Revolving Commitment Increase” and the commitments thereunder, the “Incremental Commitments”) in an amount not less than (x) with respect to the LC Tranche Commitments, $1,000,000 and (y) with respect to the 2026 Revolving Commitments and/or the 2028 Revolving Commitments, $25,000,000, in each case, individually from one or more Incremental Lenders (which may include any existing Lender) willing to provide such Incremental Commitments in their sole discretion; provided that each Incremental Lender (which is not an existing Lender) shall be subject to the approval requirements of Section 10.02. Each such notice shall specify (i) whether such Incremental Commitments are to be established under the LC Tranche Facility, the 2026 Revolving Facility or the 2028 Revolving Facility, (ii) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the increased or new Revolving Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period of time as the Administrative Agent may agree to in its sole discretion) and (iii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Commitments be allocated and the amounts of such allocations (each provider of the Incremental Commitments referred to herein as an “Incremental Lender”); provided that any existing Lender approached to provide all or a portion of the increased or new Revolving Commitments may elect or decline, in its sole discretion, to provide such increased or new Revolving Commitment.
(b)    Conditions. The Incremental Commitments shall become effective, as of such Increase Effective Date; provided that:
(i)    each of the conditions set forth in Section 4.02 (other than, with respect to Section 4.02(b), the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) shall be satisfied;
(ii)    no Default or Event of Default shall have occurred and be continuing or would result from the Borrowings to be made on the Increase Effective Date;
(iii)    prior to the Collateral Release Date, after giving pro forma effect to the Revolving Extensions of Credit to be made on the Increase Effective Date, the Borrower shall be in compliance with the Collateral Coverage Test, for the avoidance of doubt, without giving effect to any Collateral Coverage Ratio Cure Period;
(iv)    the Borrower shall make any payments required pursuant to Section 2.15 in connection with any adjustment of Revolving Loans pursuant to Section 2.28(d); and
(v)    after giving effect to such Revolving Commitment Increase, the Total Revolving Commitment shall not in the aggregate exceed $3,650,000,000.
(c)    Terms of Incremental Commitments. The terms and provisions of Revolving Loans made pursuant to the Incremental Commitments shall be identical to any Class of existing Revolving Commitments.
The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Incremental Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. The Increase

Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.28. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to Incremental Commitments made pursuant to this Agreement.
(d)    Adjustment of Revolving Loans. Each Incremental Lender that is acquiring a new or additional Revolving Commitment on the Increase Effective Date shall make a Revolving Loan under the applicable Revolving Facility, the proceeds of which will be used to prepay the Revolving Loans under such Revolving Facility (if any) of the other Lenders immediately prior to such Increase Effective Date so that, after giving effect thereto, the Revolving Loans outstanding under such Revolving Facility are held by the Lenders pro rata based on their Revolving Commitments under such Revolving Facility after giving effect to such Revolving Commitment Increase. If there is a new Borrowing of Revolving Loans under such Revolving Facility on such Increase Effective Date, the Lenders under such Revolving Facility after giving effect to such Revolving Commitment Increase shall make such Revolving Loans in accordance with Section 2.01(a).
SECTION 2.29.    Extension of Revolving Commitments.
(a)    The Borrower may, at any time and from time to time (but in no event more than once in any calendar year with respect to each Revolving Facility), request that all or a portion of the Revolving Commitments of a given Class be amended to extend the maturity date with respect to all or a portion of such Revolving Commitments by a period of one (1) year (each, an “Extension Request”), which such Extension Request shall include (i) the applicable Class of Revolving Commitments requested to be extended and (ii) the proposed date of effectiveness of such extension (the “Extension Date”). The Administrative Agent shall promptly notify each Lender of such Class of such request, and each such Lender shall in turn, in its sole discretion, not later than thirty (30) days of receipt of such notification from the Administrative Agent, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of such maturity date within such thirty (30) day period, such Lender shall be deemed to be a Non-Extending Lender and only the Revolving Commitments of such Class of those Lenders which have responded affirmatively (each such Lender, an “Extending Lender”) shall be extended, subject to the satisfaction (or waiver) of the conditions set forth in Section 2.29(b) (any such Revolving Commitments so extended, “Extended Revolving Credit Commitments”).
(b)    The applicable Extended Revolving Credit Commitments shall become effective upon receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit D hereto (the “Extension Agreement”) duly completed and signed by the Borrower, the Administrative Agent and each of the Extending Lenders with respect to the applicable Extension Request; provided that:
(i)    each of the conditions set forth in Section 4.02 (other than, with respect to Section 4.02(b), the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) shall be satisfied;
(ii)    no Default or Event of Default shall have occurred and be continuing or would result from such extension of Revolving Commitments; provided that, for the avoidance of doubt (x) prior to the Collateral Release Date, no Default or Event of Default in respect of Section 6.03 shall have occurred and be continuing nor result from the making of such Borrowing on and as of the applicable Increase Effective Date, without giving effect to any Collateral Coverage Ratio Cure Period and (y) on and after the Collateral Release Date, no Default or Event of Default in respect of Section 6.04(a) shall have occurred and be continuing nor result from the making of such Borrowing on and as of the applicable Increase Effective Date, without giving effect to any Asset Coverage Ratio Cure Period; and
(iii)    (x) with respect to any Extension Request under the LC Tranche Facility, the extended maturity date thereunder shall not be a date later than the third anniversary of the applicable Extension Date, (y) with respect to any Extension Request under the 2026 Revolving Facility, the extended maturity date thereunder shall not be a date later than the third anniversary of the applicable Extension Date and (z) with respect to any Extension Request under the 2028 Revolving Facility, the extended maturity date thereunder shall not be a date later than the fifth anniversary of the applicable Extension Date.
(c)    No extension of any Class of Revolving Commitments pursuant to this Section 2.29 shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered by Lenders having greater than 50% of the aggregate amount of the Revolving Commitments of the applicable Class. The Borrower may obtain the signatures of Lenders having greater than 50% of the aggregate amount of the Revolving Commitments of the applicable Class by requiring any Lender that has failed to consent to such Extension Agreement (such Lender, a “Non-Extending Lender”) to assign its Revolving Loans and its Revolving Commitments of the applicable Class hereunder to one or more assignees reasonably acceptable to (x) the Administrative Agent (unless such assignee is a Lender or an Affiliate of a Lender) and (y) each Issuing Lender (unless such assignee is a Lender or an Affiliate of a Lender); provided that: (i) all Obligations of the Borrower owing to such Non-Extending Lender of such Class being replaced shall be paid in full in same day funds to such Non-Extending Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Extending Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of the Borrower, the Borrower shall pay any amount required by Section 2.15, if applicable and (iii) the replacement Lender shall execute and deliver such Extension Agreement. No action by or consent of any Non-Extending Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Extending Lender and the replacement Lender shall otherwise comply with Section 10.02; provided that if such Non-Extending Lender does not comply with Section 10.02 within five (5) Business Days after the Borrower’s request, compliance with Section 10.02 (but only on the part of the Non-Extending Lender) shall not be required to effect such assignment.
(d)    If any Lender rejects, or is deemed to have rejected, the Borrower’s proposal to extend its Revolving Commitment of any Class, (i) this Agreement shall terminate on the Revolving Facility Maturity Date then in effect with respect to such Lender’s Revolving Commitment of such Class, (ii) the Borrower shall pay to such Lender on such Revolving Facility Maturity Date any amounts due and payable to such Lender with respect its Revolving Commitment of such Class on such date and (iii) the Borrower may, if it so elects, designate a Person not theretofore a Lender and reasonably acceptable the Administrative Agent (unless such Person is an Affiliate of a Lender) (such approval not to be unreasonably withheld or delayed) and each Issuing Lender (unless such Person is an Affiliate of a Lender) (such approval not to be unreasonably withheld or delayed) to become a Lender, or agree with an existing Lender that such Lender’s applicable Revolving Commitment shall be increased; provided that any designation or agreement may not increase the Total Revolving Commitment; provided, further, that any Non-Extending Lender (including any direct or indirect assignee of any Non-Extending Lender) may, with the written consent of the Borrower, elect at any time prior to the applicable Revolving Facility Maturity Date then applicable to its Revolving Commitments of such Class to consent to the Borrower’s prior Extension Request by delivering a written notice to such effect to the Borrower and the Administrative Agent, and upon the receipt by the Borrower and the Administrative Agent of such notice, the applicable Revolving Facility Maturity Date of each such Non-Extending Lender shall be extended to the date indicated in the applicable Extension Request and such Non-Extending Lender shall be deemed to be an Extending Lender for all purposes hereunder. On the date of termination of any Lender’s Revolving Commitment of the applicable Class as contemplated by this subsection (d), the respective participations of the other Lenders in all outstanding Letters of Credit under the applicable Class shall be redetermined on the basis of their respective Revolving Commitments with respect to such Class after giving effect to such termination, and the participation therein of the Lender whose Revolving Commitment of the applicable Class is terminated shall terminate; provided that the Borrower shall, if and to the extent necessary to permit such redetermination of participations in Letters of Credit under the applicable Revolving Facility within the limits of the Revolving Commitments which are not terminated, prepay on such date a portion of the outstanding Revolving Loans under the applicable Revolving Facility, and such redetermination and termination of participations in outstanding Letters of Credit shall be conditioned upon its having done so.
(e)    The Administrative Agent shall promptly notify the Lenders of the effectiveness of each Extension Agreement pursuant to this Section 2.29.
SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Revolving Loans and issue and/or participate in Letters of Credit hereunder, the Borrower represents and warrants as follows:
SECTION 3.01.    Organization and Authority. (a) The Borrower and each of its Material Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and are duly qualified and in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, (b) the Borrower has the requisite corporate or limited liability company power and authority to effect the Transactions, and (c) the Borrower and each of its Material Subsidiaries have all requisite power and authority and the legal right to own or lease and operate their properties, pledge the Collateral and to conduct their business as now or currently proposed to be conducted. On the Restatement Effective Date, the Borrower has no Material Subsidiaries.
SECTION 3.02.    Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.
SECTION 3.03.    Due Execution. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party (a) are within its corporate powers, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (i) contravene the charter or by-laws of the Borrower, (ii) violate any applicable law (including, without limitation, the Exchange Act) or regulation (including, without limitation, Regulations

T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower which would not reasonably be expected to have a Material Adverse Effect or (iii) conflict with or result in a breach of, constitute a default under, or create an adverse liability or rights under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or any of its properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) approvals, consents and exemptions that have been obtained on or prior to the Restatement Effective Date and remain in full force and effect and (ii) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect. Each Loan Document has been duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.04.    Financial Statements; Material Adverse Change.
(a)    The Borrower has furnished to the Administrative Agent on behalf of the Lenders copies of the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2022, reported on by Ernst & Young LLP. The Borrower has furnished to the Administrative Agent on behalf of the Lenders copies of the unaudited consolidated financial statements of the Borrower and its Subsidiaries for each of the three-month periods ended March 31, 2023, June 30, 2023 and September 30, 2023. Such financial statements present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the date thereof and for the period covered thereby (subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited financial statements). Documents required to be delivered pursuant to this Section 3.04(a) which are made available via EDGAR, or any successor system of the SEC, in the Borrower’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, shall be deemed delivered to the Administrative Agent and the Lenders on the date such documents are made so available.
(b)    Since December 31, 2022, there has been no Material Adverse Change.
SECTION 3.05.    Use of Proceeds. The proceeds of the Revolving Loans and Letters of Credit shall be used (a) to refinance the Original Credit Agreement, (b) to pay transaction costs, fees and expenses, (c) to finance working capital and (d) for other general corporate purposes of the Borrower and its Subsidiaries (including transaction costs as contemplated hereby and as referred to in Section 2.19 and 2.20), and no part of the proceeds of any Revolving Loan will be used for any purpose which would violate, or be inconsistent with, any of the margin regulations of the Board.
SECTION 3.06.    Litigation and Compliance with Laws.
(a)    There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties (including (i) prior to the Collateral Release Date, any Collateral and (ii) on and after the Collateral Release Date, any Pool Assets), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (i) that are likely to have a Material Adverse Effect or (ii) that purport to, or could reasonably be expected to, affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the

Administrative Agent, the Collateral Agent or the Lenders thereunder or in connection with the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower and each of its Material Subsidiaries are currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of their business and ownership of their property (including compliance with all applicable Environmental Laws governing their business), and (ii) none of the Borrower or its Subsidiaries has (x) become subject to any Environmental Liability, or (y) received written notice of any pending or, to the knowledge of the Borrower, threatened claim with respect to any Environmental Liability.
SECTION 3.07.    Investment Company Act. The Borrower is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.
SECTION 3.08.    ERISA. No Termination Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect.
SECTION 3.09.    Title . Prior to the Collateral Release Date, the Borrower shall have good and marketable title to each of the Aircraft pledged as Collateral, free of all Liens other than the Permitted Liens. On and after the Collateral Release Date, the Borrower and each of its Material Subsidiaries shall own all of the Pool Assets which are owned or used in connection with their business, except to the extent that such failure would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.10.    Payment of Taxes. Each of the Borrower and its Material Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate proceedings and the Borrower or such Material Subsidiary, as applicable, has set aside on its books adequate reserves therefor in accordance with GAAP or (b) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Economic Sanctions.
(a)    Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer or employee of the Borrower or such Subsidiary (each, a “Specified Person”) is an individual or entity currently the subject of any sanctions administered or enforced by the United States (including but not limited to OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority with jurisdiction over the Borrower or any of its Subsidiaries (collectively, “Sanctions”), nor is the Borrower or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.
(b)    No Specified Person will use any proceeds of the Revolving Loans or lend, contribute or otherwise make available such proceeds to any Person (i) for the purpose of funding, financing or facilitating the activities of or with any Person or in any country, region or territory that, at the time of such financing, is the subject of Sanctions, except to the extent licensed by OFAC or otherwise authorized under U.S. law or (ii) in any other manner that would result in a violation of Sanctions or applicable anti-corruption laws.

(c)    The Borrower, its Subsidiaries, and to the knowledge of the Borrower, the respective officers and directors of the Borrower and such Subsidiary are in compliance in all material respects with applicable Sanctions and will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws.
SECTION 3.12.    Anti-Corruption Laws. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, the directors, officers, agents, and employees of the Borrower and its Subsidiaries are in compliance in all material respects with all applicable anti-corruption laws. The Borrower and its Subsidiaries will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
SECTION 3.13.    Perfected Security Interests; Priority Lien Obligations. Prior to the Collateral Release Date, (a) the Collateral Documents, taken as a whole, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (b) at such time as (x) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid) and (y) if any Aircraft Collateral is pledged, the Aircraft Mortgage (including, without limitation, any Mortgage Supplements and the Aircraft Mortgage Amendment) is filed for recordation with the FAA (and the appropriate fees are paid) and registrations with respect to the International Interests in the Aircraft Collateral are duly made in the International Registry the Collateral Agent, for the benefit of the Secured Parties, shall have a first priority (subject only to the Permitted Liens) perfected security interest and/or mortgage (or comparable Lien) in all of the Collateral to the extent that the Liens on such Collateral may be perfected upon the filings or recordations or upon the taking of the actions described in clauses (x) and (y) above, subject in each case only to the Permitted Liens, such security interest (i) is continuing, valid and enforceable and (ii) is entitled to the benefits, rights and protections afforded under the applicable Collateral Documents (subject to the qualification set forth in the first sentence of this Section 3.13).
SECTION 3.14.    Pacific Route FAA Slot Utilization. Prior to the Collateral Release Date, (a) except for matters which would not reasonably be expected to have a Material Adverse Effect or a Collateral Material Adverse Effect, the Borrower is utilizing, or causing to be utilized, its Pacific Route FAA Slots (except Pacific Route FAA Slots which are reasonably determined by the Borrower (in the case of Pacific Route FAA Slots, on the basis of the most recent Appraisal Report) to be of de minimis value) in a manner consistent in all material respects with applicable rules, regulations, laws and contracts in order to preserve both its right to hold and operate the Pacific Route FAA Slots, taking into account any waivers or other relief granted to the Borrower by the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities and (b) the Borrower has not received any written notice from the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities, and is not otherwise aware of any other event or circumstance, that would be reasonably likely to impair in any material respect its right to hold and operate any Pacific Route FAA Slot, except for any such impairment that, either individually or in the aggregate, would not reasonably be expected to have a Collateral Material Adverse Effect.
SECTION 3.15.    Pacific Route Foreign Slot Utilization. Prior to the Collateral Release Date, (a) except for matters which would not reasonably be expected to have a Material Adverse Effect or a Collateral Material Adverse Effect, the Borrower is utilizing, or causing to be utilized, its Pacific Route Foreign Slots (except Pacific Route Foreign Slots which are reasonably determined by the Borrower to be of de minimis value) in a manner consistent in all material respects with applicable rules, regulations, foreign laws and contracts in order to preserve both its right to hold and operate the Pacific Route Foreign Slots, taking into account any waivers of other relief granted to the Borrower by Foreign Aviation Authorities and (b) the Borrower has not received any written notice from any applicable Foreign Aviation Authorities, and is not otherwise aware of any other event or circumstance, that would be reasonably likely to impair in any material respect its right to hold and operate any such Pacific Route Foreign Slot, except for any such impairment that, individually or in the aggregate, would not reasonably be expected to have a Collateral Material Adverse Effect.
SECTION 3.16.    Pacific Routes.
(a)    As of the Restatement Effective Date, Schedule 3.16 identifies all of the Pacific Routes held by the Borrower constituting Collateral, and the Appraised Value of all such Pacific Routes (if any) is reflected in the Initial Appraisal Report delivered to the Administrative Agent and the Lenders prior to the Restatement Effective Date.
(b)    Prior to the Collateral Release Date, (a) the Borrower holds the requisite authority to operate each of its Pacific Routes pursuant to Title 49, applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any applicable Foreign Aviation Authorities, and, except as would not reasonably be expected to have a Material Adverse Effect or a Collateral Material Adverse Effect, has, at all times after being awarded each such Pacific Route, complied in all material respects with all of the terms, conditions and limitations of each such certificate or order issued by the DOT and the applicable Foreign Aviation Authorities regarding such Pacific Route and with all applicable provisions of Title 49, applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any Foreign Aviation Authorities regarding such Pacific Route and (b) there exists no failure of the Borrower to comply with such terms, conditions or limitations that gives the FAA, DOT or any applicable Foreign Aviation Authorities the right to terminate, cancel, suspend, withdraw or modify in any materially adverse respect the rights of the Borrower in any such Pacific Route, except to the extent that such failure would not reasonably be expected to have a Collateral Material Adverse Effect.
SECTION 3.17.    Affected Financial Institutions. Neither the Borrower, nor any of its Subsidiaries, is an Affected Financial Institution.
SECTION 4.

CONDITIONS OF LENDING
SECTION 4.01.    Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)    Supporting Documents. The Administrative Agent shall have received with respect to the Borrower:
(i)    a copy of the Borrower’s certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;
(ii)    a certificate of the Secretary of State of the state of the Borrower’s incorporation, dated as of a recent date, as to the good standing of the Borrower (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;

(iii)    a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Restatement Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower or an authorized committee thereof authorizing the Borrowings and Letter of Credit issuances hereunder and the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, (C) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); and
(iv)    an Officer’s Certificate from the Borrower certifying (A) as to the accuracy in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the Restatement Effective Date, except to the extent that any such representation or warranty by its terms is made as of a different specified date, in which case such representation or warranty shall be or was true and correct in all material respects as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date), in each case before and after giving effect to the Transactions, (B) as to the absence of any Default or Event of Default occurring and continuing on the Restatement Effective Date before and after giving effect to the Transactions and (C) that the Borrower is in compliance, giving pro forma effect to the Revolving Extensions of Credit on the Restatement Effective Date (if any), with the Collateral Coverage Test.
(b)    Credit Agreement. The Administrative Agent (or counsel thereto) shall have received an executed counterpart (which may include a facsimile or other electronic transmission) of this Agreement from (A) the Borrower, (B) each Lender, (C) the Administrative Agent and (D) the Collateral Agent.
(c)    Appraisal. The Administrative Agent shall have received the Initial Appraisal Report and such Initial Appraisal Report shall demonstrate that, on the Restatement Effective Date, and after giving effect to the Transactions, the Borrower shall be in compliance on a pro forma basis with Section 6.03.
(d)    Opinions of Counsel. The Administrative Agent, and the Lenders shall have received:
(i)    a written opinion of David S. Cartee, Associate General Counsel for the Borrower, in a form reasonably satisfactory to the Administrative Agent;
(ii)    a written opinion of Dorsey & Whitney LLP, special Delaware counsel to the Borrower, in a form reasonably satisfactory to the Administrative Agent; and
(iii)    a written opinion of Davis Polk & Wardwell LLP, special New York counsel to the Borrower, in a form reasonably satisfactory to the Administrative Agent.

(e)    Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent, the Arrangers and the Lenders, as applicable, the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, as referred to in Section 2.19, and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Simpson Thacher & Bartlett LLP) for which invoices have been presented at least three (3) Business Days prior to the Restatement Effective Date, or the Borrower shall have authorized that such Fees and expenses be deducted from the proceeds of the initial fundings under the Revolving Facility on the Restatement Effective Date, if any.
(f)    Representations and Warranties. All representations and warranties of the Borrower contained in this Agreement and the other Loan Documents executed and delivered on the Restatement Effective Date shall be true and correct in all material respects on and as of the Restatement Effective Date, before and after giving effect to the Transactions, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the Transactions.
(g)    No Default. Before and after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing on the Restatement Effective Date.
(h)    Patriot Act. The Lenders shall have received at least three (3) days prior to the Restatement Effective Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested at least ten (10) days prior to the Restatement Effective Date.
(i)    Repayment. The Borrower shall have paid (or caused to be paid) to the Administrative Agent for the account of the applicable parties under the Original Credit Agreement, all outstanding principal and accrued and unpaid interest and fees in respect of the outstanding Revolving Loans under the Original Credit Agreement.
The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
SECTION 4.02.    Conditions Precedent to Each Revolving Loan and Each Letter of Credit. The obligation of the Lenders to make each Revolving Loan and of the Issuing Lenders to issue each Letter of Credit is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)    Notice. The Administrative Agent shall have received a Borrowing Request pursuant to Section 2.03 with respect to such borrowing or issuance, as the case may be.
(b)    Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents (other than, with respect to Revolving Loans made or Letters of Credit issued after the Restatement Effective Date, the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder (both before and after giving effect thereto and, in the case of each Borrowing, the application of proceeds therefrom) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case, such representations and warranties shall be true and correct in all material respects as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to such Borrowing or the issuance of such Letter of Credit hereunder.
(c)    No Default. On the date of each Borrowing or the issuance of each Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing nor result from the making of the requested Borrowing or the issuance of the requested Letter of Credit and, in the case of each Borrowing, the application of proceeds thereof; provided that (x) prior to the Collateral Release Date, no Default or Event of Default in respect of Section 6.03 shall have occurred and be continuing nor result from the making of such Borrowing or the issuance of such Letter of Credit on and as of the date of such Borrowing or such issuance, without giving effect to any Collateral Coverage Ratio Cure Period and (y) on and after the Collateral Release Date, no Default or Event of Default in respect of Section 6.04(a) shall have occurred and be continuing nor result from the making of such Borrowing or the issuance of such Letter of Credit on and as of the date of such Borrowing or such issuance, without giving effect to any Asset Coverage Ratio Cure Period.
The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.
SECTION 5.

AFFIRMATIVE COVENANTS
From the date hereof and for so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the sum of (i) the amount of cash collateral maintained with the Administrative Agent pursuant to Section 2.02(j) and (ii) the face amount of back-to-back letters of credit delivered pursuant to Section 2.02(j)), any principal of or interest on any Revolving Loan or any fees remain outstanding or any LC Disbursement remains unreimbursed, the Borrower agrees to:
SECTION 5.01.    Financial Statements, Reports, etc. Deliver to the Administrative Agent on behalf of the Lenders:
(a)    Within ninety (90) days after the end of each fiscal year, the Borrower’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (without a “going concern” or like qualification or exception and without any more qualification or exception as to the scope of such audit, except for any such qualification solely as a result of (x) an impending debt maturity within twelve (12) months of any Revolving Facility under this Agreement or (y) a potential inability to satisfy any financial covenant) and to be certified by a Responsible Officer of the Borrower to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Documents required to be delivered pursuant to this clause (a) which are made publicly available via EDGAR, or any successor system of the SEC, in the Borrower’s Annual Report on Form 10-K, shall be deemed delivered to the Lenders on the date such documents are made so available;
(b)    Within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year, the Borrower’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes. Documents required to be delivered pursuant to this clause (b) which are made publicly available via EDGAR, or any successor system of the SEC, in the Borrower’s Quarterly Report on Form 10-Q, shall be deemed delivered to the Lenders on the date such documents are made so available;
(c)    concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Responsible Officer of the Borrower (in substantially the form of Exhibit A) (i) certifying that, to the knowledge of such Responsible Officer, no Event of Default has occurred, or, if, to the knowledge of such Responsible Officer, such an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of (x) prior to the Collateral Release Date, Section 6.03 and (y) on and after the Collateral Release Date, Section 6.04;
(d)    prompt written notice of any Termination Event that has occurred, or is reasonably expected to occur, to the extent such Termination Event would constitute an Event of Default under Section 7.01(l);
(e)    promptly after a Responsible Officer of the Borrower obtains knowledge of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, notification thereof;
(f)    (i) on the date on which any Investment Property that is not listed on a national securities exchange is initially included as (x) prior to the Collateral Release Date, Additional Collateral and (y) on and after the Collateral Release Date, Additional Pool Assets, in each case, an Officer’s Certificate from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the book value of such Investment Property as of the last day of the month most recently ended and excluding the contract value (or such other valuation method reasonably satisfactory to the Administrative Agent), together with all supporting documents with respect to such Investment Property as the Administrative Agent may reasonably request and (ii) at any time thereafter that any Investment Property that is not listed on a national securities exchange shall be included as (x) prior to the Collateral Release Date, Additional Collateral and (y) on and after the Collateral Release Date, Additional Pool Assets, in each case, concurrently with any delivery of financial statements under clause (a) or (b) above in respect of each fiscal quarter of the Borrower, an Officer’s Certificate from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the book value of such Investment Property as of the last day of the month most recently ended and excluding the contract value (or such other valuation method reasonably satisfactory to the Administrative Agent), together with all supporting documents with respect to such Investment Property as the Administrative Agent may reasonably request;

(g)    prior to the Collateral Release Date, promptly after a Responsible Officer obtains knowledge thereof, notice that, with respect to any Pacific Routes, the authority granted to the Borrower by the DOT, any Governmental Authority or any applicable Foreign Aviation Authority relating to such Pacific Routes, to the extent necessary to operate the scheduled air carrier services being operated by the Borrower, will not be renewed, other than in cases where such failure of renewal would not reasonably be expected to result in a Material Adverse Effect;
(h)    prior to the Collateral Release Date, (I) concurrently with any delivery of financial statements under clauses (a) and (b) above solely in respect of (i) the end of each fiscal year of the Borrower and (ii) the end of each second fiscal quarter of each fiscal year of the Borrower, (II) as required by Section 6.05 and (III) to the extent required in connection with any Permitted Disposition, an updated calculation of the Collateral Coverage Ratio, reflecting the most recent Appraisal Reports delivered to the Administrative Agent in respect of the Collateral pursuant to the terms hereof; and
(i)    prior to the Collateral Release Date, if an Event of Default has occurred and is continuing, any subsequent Appraisal Report reasonably requested by the Administrative Agent or the Required Lenders, in each case as soon as reasonably practicable after receipt by the Borrower of such request.
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Intralinks website on the Internet at http://www.intralinks.com. Information delivered pursuant to this Section 5.01 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s website on the Internet at http://www.delta.com (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by the Borrower as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on the Borrower’s website on the Internet at http://www.delta.com.
SECTION 5.02.    Existence. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except (a) if such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) as otherwise permitted in connection with (i) sales of assets not restricted by Section 6.05 or (ii) mergers, liquidations and dissolutions permitted by Section 6.02.
SECTION 5.03.    Insurance. Other than with respect to the Aircraft Collateral, as to which only the insurance provisions of the Aircraft Mortgage shall be applicable, maintain with financially sound and reputable insurance companies, insurance of such types and in such amounts (after giving effect to any self-insurance) as is customary in the United States domestic airline industry for major United States air carriers having both substantial domestic and international operations or otherwise in the Borrower’s ordinary course of business and consistent with past practice, except to the extent that the failure to maintain such insurance could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.04.    Maintenance of Properties. Except to the extent otherwise permitted hereunder, in its reasonable business judgment, keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, all property material to the conduct of its business in good working order and condition (ordinary wear and tear and damage by casualty and condemnation excepted), except where the failure to keep such property in good working order and condition would not have a Material Adverse Effect.
SECTION 5.05.    Obligations and Taxes. Pay, and cause each of its Material Subsidiaries to pay, all its and their material obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, governmental charges, levies or claims imposed upon it or upon its income or profits or in respect of its property, before the same shall become more than ninety (90) days delinquent, except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and each of its Material Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (ii) the Borrower and its Material Subsidiaries shall have set aside on their books adequate reserves therefor in accordance with GAAP.
SECTION 5.06.    Notice of Event of Default, etc. Promptly upon knowledge thereof by a Responsible Officer of the Borrower, give to the Administrative Agent notice in writing of any Default or Event of Default.
SECTION 5.07.    Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records in all material respects in a manner consistent with GAAP in all material respects of the financial operations of the Borrower and provide the Administrative Agent, the Collateral Agent and their respective representatives and advisors reasonable access to all such books and records (subject to requirements under any confidentiality agreements, if applicable), as well as any appraisals of (a) prior to the Collateral Release Date, the Collateral and (b) on and after the Collateral Release Date, the Pool Assets, in each case, during regular business hours, in order that the Administrative Agent and the Collateral Agent may upon reasonable prior notice and with reasonable frequency, but in any event, so long as no Event of Default has occurred and is continuing, no more than one (1) time per year, examine and make abstracts from such books, accounts, records, appraisals and other papers, and permit the Administrative Agent, the Collateral Agent and their respective representatives and advisors to confer with the officers of the Borrower and representatives (provided that the Borrower shall be given the right to participate in such discussions with such representatives) of the Borrower, all for the purpose of verifying the accuracy of the various reports delivered by the Borrower to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice to the Borrower, permit the Administrative Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and to conduct examinations of and to monitor (x) prior to the Collateral Release Date, the Collateral (other than with respect to all of the Aircraft Collateral, as to which the provisions of Section 2.04 of the Aircraft Mortgage shall apply) and (y) on and after the Collateral Release Date, the Pool Assets, in each case at the expense of the Borrower (provided that the Borrower shall not be required to pay the expenses of more than one (1) such visit a year unless an Event of Default has occurred and is continuing); provided, however, that (x)(a) prior to the Collateral Release Date, any such inspection of Collateral (i) shall be limited to the Aircraft Collateral, (ii) shall be a visual, walk-around inspection and (iii) may not include opening any panels, bays or the like and (b) on and after the Collateral Release Date, any such inspection of Pool Assets (i) shall be limited to Aircraft included in the Pool Assets, (ii) shall be a visual, walk-around inspection and (iii) may not include opening any panels, bays or the like and (y) no exercise of any inspection rights provided for in this Section 5.07 shall interfere with the normal operation or maintenance of any Aircraft by, or the business of, the Borrower.
SECTION 5.08.    Compliance with Laws. Comply, and cause each of its Material Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws), except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance with anti-corruption laws and Sanctions.
SECTION 5.09.    Appraisal Reports. Prior to the Collateral Release Date, furnish or cause to be furnished to the Administrative Agent and Collateral Agent one or more Appraisal Reports establishing the Appraised Value of the Eligible Collateral, in each case at the expense of the Borrower, (a) on each date on which the Borrower must deliver a Collateral Coverage Ratio calculation pursuant to Section 5.01(h)(I), (b) on the date upon which any additional property or asset (including, without limitation, applicable Additional Collateral) is pledged as Collateral to the Collateral Agent to secure the Obligations, but only with respect to such additional property or asset, (c) with respect to any voluntary Disposition of Collateral in accordance with Section 6.05 and the definition of Permitted Disposition, (d) no later than forty-five (45) days (or such longer time as the Administrative Agent may reasonably consent to) following any involuntary Disposition of Collateral (including any casualty event relating thereto or condemnation thereof) having a fair market value (as determined in good faith by the Borrower on the basis of the most recently delivered Appraisal Report) of at least $75,000,000, (e) promptly (but in any event within forty-five (45) days or such longer time as the Administrative Agent may reasonably consent to) at the request of the Administrative Agent upon the occurrence and during the continuation of an Event of Default, and (f) no later than forty-five (45) days (or such longer time as the Administrative Agent may reasonably consent to) following any Change in Law with respect to any Collateral, which change could reasonably be expected to result in the Borrower’s failure to maintain the Collateral Coverage Test. On and after the Collateral Release Date, concurrently with any delivery of financial statements under Section 5.01(a) (other than such date falling in the year of the latest Termination Date) submit an Appraisal Report of the Pool Assets to the Administrative Agent (for distribution to the Lenders) as of a date which is no more than thirty (30) days prior to such delivery. The Borrower may from time to time cause to be delivered subsequent Appraisal Reports if it believes that (x) prior to the Collateral Release Date, any affected item of Collateral and (b) on and after the Collateral Release Date, any affected Pool Asset, in each case, has a higher Appraised Value than that reflected in the most recent Appraisal Report delivered.
SECTION 5.10.    FAA and DOT Matters; Citizenship. (a) Maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49; (b) at all times hereunder be a United States Citizen; and (c) maintain at all times its status at the FAA as an air carrier and hold an air carrier operating certificate and other operating authorizations issued by the FAA pursuant to 14 C.F.R. Parts 119 and 121 as currently in effect or as may be amended or recodified from time to time. Except as specifically permitted herein or in the SGR Security Agreement, possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents which are material to the operation of the Pacific Route FAA Slots, the Pacific Routes and the Pacific Route Foreign Slots utilized by it and the conduct of its business and operations as currently conducted, of (x) prior to the Collateral Release Date, any Collateral and (y) on and after the Collateral Release Date, any Pool

Assets, in each case, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.11.    Further Assurances. Prior to the Collateral Release Date, execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law or by the FAA, or that the Collateral Agent may reasonably request, in order to create, grant, establish, preserve and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents, including, without limitation, amending, amending and restating, supplementing, assigning or otherwise modifying, renewing or replacing a Collateral Document or other agreements, instruments or documents relating thereto, in each case as may be reasonably requested by the Administrative Agent, in order to (i) create interests as contemplated and permitted hereunder or under the applicable Collateral Document (including, but not limited to, International Interests, Assignments, Prospective Assignments, Sales, Prospective Sales, Assignments of Associated Rights and Subordinations) that may be registered and/or assigned under the Cape Town Treaty, (ii) create, grant, establish, preserve and perfect the Liens in favor of the Collateral Agent for the benefit of the Secured Parties to the fullest extent possible, including, where necessary, the subordination of other rights or interests and (iii) realize the benefit of the remedial provisions that are contemplated by the Cape Town Treaty, subject to the provisions of Section 4.02 of the Aircraft Mortgage. Prior to the Collateral Release Date and notwithstanding anything to the contrary in this Agreement or the Collateral Documents, (i) no perfection actions or steps will be required to be taken in any jurisdiction other than the United States (or any state thereof), other than with respect to registrations of International Interests in the Aircraft Collateral with the International Registry and (ii) no Collateral Document governed by the laws of a jurisdiction other than the United States (or any state thereof) will be required.
Prior to the Collateral Release Date and without limiting the generality of the foregoing or any other provisions of the Loan Documents, the Borrower hereby (A) agrees to exclude the application of Article XVI(1)(a) of the Aircraft Protocol (it being understood that such exclusion shall not derogate from any other rights of the Borrower under or pursuant to the Aircraft Mortgage) and (B) consents, pursuant to Article XV of the Aircraft Protocol, to any Assignment of Associated Rights within the scope of Article 33(1) of the Cape Town Convention which is permitted or required by the applicable Loan Documents and further agrees that the provisions of the preceding paragraph shall apply, in particular, with respect to Articles 31(4) and 36(1) of the Cape Town Convention to the extent applicable to any such Assignment of Associated Rights.
SECTION 5.12.    Pacific Route FAA Slot Utilization.
Prior to the Collateral Release Date, subject to Dispositions permitted by this Agreement and the SGR Security Agreement and except as would not reasonably be expected to have a Material Adverse Effect or a Collateral Material Adverse Effect, utilize (or arrange for utilization by exchanging Pacific Route FAA Slots with other air carriers) the Pacific Route FAA Slots (except Pacific Route FAA Slots which are reasonably determined by the Borrower (in the case of Pacific Route FAA Slots, on the basis of the most recent Appraisal Report) to be of de minimis value), in a manner consistent in all material respects with applicable regulations, rules, laws and contracts in order to preserve its right to hold and operate the Pacific Route FAA Slots, taking into account any waivers or other relief granted to the Borrower by the FAA, any applicable Foreign Aviation Authority, any other applicable Governmental Authority or any Airport Authority.
SECTION 5.13.    Pacific Route Foreign Slot Utilization.

Prior to the Collateral Release Date, subject to Dispositions permitted by this Agreement, the SGR Security Agreement and the UK Debenture except as would not reasonably be expected to have a Material Adverse Effect or a Collateral Material Adverse Effect, utilize (or arrange for utilization by exchanging Pacific Route Foreign Slots with other air carriers) the Pacific Route Foreign Slots (except Pacific Route Foreign Slots which are reasonably determined by the Borrower to be of de minimis value) in a manner consistent in all material respects with applicable regulations, rules, foreign law and contracts in order to preserve its right to hold and operate the Pacific Route Foreign Slots, taking into account any waivers or other relief granted to the Borrower by any applicable Foreign Aviation Authorities.
SECTION 5.14.    Pacific Route Utilization.
(a)    Prior to the Collateral Release Date, subject to Dispositions permitted by this Agreement and the SGR Security Agreement and except as would not reasonably be expected to have a Material Adverse Effect or a Collateral Material Adverse Effect, utilize the Pacific Routes in a manner consistent in all material respects with Title 49, rules and regulations promulgated thereunder, and applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any applicable Foreign Aviation Authorities, including, without limitation, any operating authorizations, certificates, bilateral authorizations and bilateral agreements with any applicable Foreign Aviation Authorities and contracts with respect to such Pacific Routes.
(b)    Prior to the Collateral Release Date, subject to Section 5.14(c) and except as would not reasonably be expected to have a Material Adverse Effect or a Collateral Material Adverse Effect, maintain access to Supporting Route Facilities sufficient to ensure its ability to retain its rights in and to the Pacific Routes, taking into account any waivers or other relief granted to the Borrower by the FAA, any other applicable Governmental Authority, any Airport Authority or any applicable Foreign Aviation Authorities. Notwithstanding the foregoing limitation, it is understood and agreed that the Borrower may cease using its rights in and/or use of any such Supporting Route Facilities in the event that the preservation of such rights in and/or use of such Supporting Route Facilities is no longer advantageous to the Borrower in connection with the conduct of its operations utilizing the Pacific Routes.
SECTION 5.15.    Minimum Liquidity. Prior to the Collateral Release Date, the Borrower shall not, at the close of any Business Day, permit the sum of (i) the aggregate amount of Unrestricted Cash and (ii) the aggregate principal amount committed and available to be drawn by Borrower under all revolving credit facilities of the Borrower to be less than $2,000,000,000.
SECTION 6.

NEGATIVE COVENANTS
From the date hereof and for so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the sum of (i) the amount of cash collateral maintained with the Administrative Agent pursuant to Section 2.02(j) and (ii) the face amount of back-to-back letters of credit delivered pursuant to Section 2.02(j)), any principal of or interest on any Revolving Loan or any fees remain outstanding or any LC Disbursement remains unreimbursed, the Borrower will not:
SECTION 6.01.    Liens.
(a)    (x) Prior to the Collateral Release Date, incur, create, assume or suffer to exist any Lien upon or with respect to the Collateral and (y) on and after the Collateral Release Date, incur,

create, assume or suffer to exist any Lien upon or with respect to the Pool Assets or enter into any arrangement (or permit any Subsidiary to enter into any arrangement) with any Person that would materially negatively impact the value of any Pool Asset realizable by any third party or assign any right to receive the proceeds from the sale, transfer or disposition of any of the Pool Assets, or file or authorize the filing with respect to any of the Pool Assets of any financing statement naming the Borrower or any Subsidiary as debtor under the UCC or any similar notice of Lien naming the Borrower or any Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), in each case, other than (the “Permitted Liens”):
(i)    prior to the Collateral Release Date, Liens held by the Collateral Agent securing the Obligations;
(ii)    Liens constituting or otherwise in respect of normal operational usage of the affected property, including leases, subleases, use agreements and swap agreements constituting “Permitted Dispositions” pursuant to clause (g) of the definition thereof, charters, third party maintenance, storage, leasing, pooling or interchange thereof; provided that, prior to the Collateral Release Date, in the case of any lease or sublease (excluding any lease or sublease (i) constituting a “Permitted Disposition” pursuant to clause (g) of the definition thereof and (ii) of any Aircraft Collateral pursuant to the Aircraft Mortgage), the rights of the lessee or sublessee shall be subordinated to the rights (including remedies) of the Collateral Agent under the applicable Collateral Document on terms reasonably satisfactory to the Collateral Agent;
(iii)    a banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of the Borrower or any subsidiary in the ordinary course of business on moneys of the Borrower such subsidiary deposited with such lender or holder in the ordinary course of business;
(iv)    Liens in favor of depositary banks arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;
(v)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(vi)    Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’ carriers’, workmen’s and repairmen’s Liens and other similar Liens, in each case, incurred in the ordinary course of business;
(vii)    in the case of any Gate Interests, any interest or title of a licensor, sublicensor, lessor, sublessor or airport operator under any lease, license or use agreement;
(viii)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
(ix)    any extension, modification, renewal or replacement of the Liens described in clauses (i) through (viii) above; provided that such extension, modification, renewal or replacement does not increase the principal amount of Indebtedness associated therewith; and
(x)    Liens on the Aircraft Collateral permitted under the Aircraft Mortgage.

(b)    On and after the Collateral Release Date, enter into or suffer to exist (or permit any Subsidiary to enter into or suffer to exist) any agreement prohibiting or conditioning (through an “equal and ratable” or similar condition) the creation or assumption of a first priority Lien (subject in any event to Permitted Liens) upon any Pool Asset to secure the Obligations.
SECTION 6.02.    Merger, etc.
(a)    Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) unless:
(i)    immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;
(ii)    the Borrower is the surviving corporation or, if otherwise, (x) such other Person or continuing corporation (the “Successor Company”) is a corporation or other entity organized under the laws of a state of the United States and (y) such Successor Company is a U.S. certificated air carrier; and
(iii)    in the case of a Successor Company, the Successor Company shall (A) execute, prior to or contemporaneously with the consummation of such transaction, such agreements, if any, as are in the reasonable opinion of the Administrative Agent, necessary to evidence the assumption by the Successor Company of liability for all of the obligations of the Borrower hereunder and the other Loan Documents and (B) cause to be delivered to the Administrative Agent and the Lenders such legal opinions (which may be from in-house counsel) as any of them may reasonably request in connection with the matters specified in the preceding clause (A) and (C) provide such information as each Lender or the Administrative Agent reasonably requests in order to perform its “know your customer” due diligence with respect to the Successor Company.
Upon any consolidation or merger in accordance with this Section 6.02(a) in any case in which the Borrower is not the surviving corporation, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such Successor Company had been named as the Borrower herein. No such consolidation or merger shall have the effect of releasing the Borrower or any Successor Company which theretofore shall have become a successor to the Borrower in the manner prescribed in this Section 6.02(a) from its liability with respect to any Loan Document to which it is a party.
(b)    Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
SECTION 6.03.    Collateral Coverage Ratio. Permit as of the Restatement Effective Date and at the time of the delivery of each Appraisal Report pursuant to Section 5.01(h)(I) the ratio (the “Collateral Coverage Ratio”) of (i) the Appraised Value of the Eligible Collateral to (ii) the sum of (a) the Total Revolving Extensions of Credit then outstanding (other than LC Exposure that has been Cash Collateralized in accordance with Section 2.02(j)) plus (b) the aggregate amount of all Designated Hedging Obligations and Designated Banking Product Obligations that constitute “Obligations” then outstanding, to be less than 1.60 to 1.00 (the “Collateral Coverage Test”); provided that if, (A) upon delivery of an Appraisal Report pursuant to this Agreement and (B) solely with respect to determining compliance with this Section 6.03 and Section 6.05 as a result thereof, it is determined that the Borrower shall not be in compliance with this Section 6.03, the Borrower shall, within sixty (60) days of the date of such Appraisal Report (an “Collateral Coverage Ratio Cure Period”), (1) designate Additional Collateral as Eligible Collateral in accordance with Section 6.05(a) (including the modification of the applicable Collateral schedules, to reflect such designation) to the extent that, after giving effect to such designation, the Appraised Value of the Eligible Collateral, based on the most recently delivered Appraisal Report with respect to assets already constituting Eligible Collateral and based on an Appraisal Report performed at (or relatively contemporaneously with) the time of such addition with respect to assets being added to Eligible Collateral, shall satisfy the Collateral Coverage Test or (2) prepay the Revolving Loans in accordance with Section 2.12(a) (or Cash Collateralize Letters of Credit in accordance with Section 2.02(j)) in an amount sufficient to enable the Borrower to comply with this Section 6.03.
SECTION 6.04.    Post-Collateral Release Date Financial Covenants.
(a)    Asset Coverage Ratio.    Permit at any time the ratio (the “Asset Coverage Ratio”) of (i) the Appraised Value of the Pool Assets to (ii) the sum of (a) the Total Revolving Extensions of Credit then outstanding (other than LC Exposure that has been Cash Collateralized in accordance with Section 2.02(j)) plus (b) the aggregate amount of all Designated Hedging Obligations and Designated Banking Product Obligations that constitute “Obligations” then outstanding to be less than 1.25 to 1.00 (the “Asset Coverage Test”); provided that if, (A) upon delivery of an Appraisal Report pursuant to Section 5.09 or otherwise pursuant to this Agreement and (B) solely with respect to determining compliance with this Section 6.04(a) and Section 6.05 as a result thereof, it is determined that the Borrower shall not be in compliance with this Section 6.04(a), the Borrower shall, within sixty (60) days of the date of such Appraisal Report (an “Asset Coverage Ratio Cure Period”), (1) designate Additional Pool Assets as additional Pool Assets in accordance with Section 6.05(b)(i) (including the modification of Schedule 6.05 to reflect such designation) to the extent that, after giving effect to such designation, the Appraised Value of the Pool Assets, based on the most recently delivered Appraisal Report with respect to assets already constituting Pool Assets and based on an Appraisal Report performed at (or relatively contemporaneously with) the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Asset Coverage Test or (2) prepay the Revolving Loans in accordance with Section 2.12(a) (or Cash Collateralize Letters of Credit in accordance with Section 2.02(j)) in an amount sufficient to enable the Borrower to comply with this Section 6.04(a); provided, further, that the preceding proviso shall be disregarded for purposes of Section 4.02(c).
(b)    Fixed Charge Coverage Ratio.    Permit the Fixed Charge Coverage Ratio at the end of any quarterly financial reporting period of the Borrower to be less than 1.25 to 1.00 (the “Fixed Charge Coverage Test”).
For the avoidance of doubt, the covenants under Section 6.03 will apply solely before the Collateral Release Date (other than as specified in the definition thereof) and the covenants under Section 6.04 will apply solely on and after the Collateral Release Date (other than as specified in the definition thereof).

SECTION 6.05.    Dispositions.
(a) Dispose of, whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant), (x) prior to the Collateral Release Date, any Collateral or agree to do any of the foregoing in respect of the Collateral at any future time and (y) on and after the Collateral Release Date, any Pool Asset, in each case, except that:
(i)    any Permitted Disposition shall be permitted at any time;

(ii)    so long as no Event of Default exists (a) prior to the Collateral Release Date, the Borrower may replace Collateral with Additional Collateral (and the applicable schedule shall be modified to reflect such replacement); provided that (x) such replacement shall be made on at least a dollar-for-dollar basis based upon (A) in the case of the asset being removed from the Collateral, the Appraised Value of such Collateral (as determined by the most recently delivered Appraisal Report with respect to such Collateral) and (B) in the case of the asset being added to the Collateral, the Appraised Value of such asset (as determined by an Appraisal Report performed at (or relatively contemporaneously with) the time of such replacement), (y) prior to effecting the replacement, the Borrower shall have delivered an Officer’s Certificate to the Administrative Agent certifying compliance with Section 6.01 and this Section 6.05 and attaching to such certificate the Appraisal Report required by Section 5.09 and (z) any asset added to the Collateral shall be Eligible Collateral; and (b) on and after the Collateral Release Date, the Borrower or any of its Subsidiaries may replace a Pool Asset with an Additional Pool Asset of the Borrower or any Subsidiary (and Schedule 6.05 shall be modified to reflect such replacement); provided that (x) such replacement shall be made on at least a dollar-for-dollar basis based upon (A) in the case of the asset being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal Report with respect to such Pool Asset) and (B) in the case of the asset being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal Report performed at (or relatively contemporaneously with) the time of such replacement), and (y) prior to effecting the replacement, the Borrower shall have delivered an Officer’s Certificate to the Administrative Agent certifying compliance with Section 6.01 and this Section 6.05 and attaching to such certificate the Appraisal Report required by Section 5.09; and
(iii)    so long as no Event of Default exists or would result therefrom (a) prior to the Collateral Release Date, the Borrower may remove an asset from the Collateral (and the applicable schedule shall be modified to reflect such removal); provided that (x) after giving effect to such removal, the Appraised Value of the remaining Eligible Collateral (as determined by an Appraisal Report of all Collateral performed at (or relatively contemporaneously with) the time of such removal) shall satisfy the Collateral Coverage Test, and (y) prior to effecting the removal, the Borrower shall have delivered an Officer’s Certificate to the Administrative Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Eligible Collateral shall satisfy the Collateral Coverage Test, and otherwise certifying compliance with this Section 6.05 and attaching to such certificate Appraisal Report of all Collateral obtained in connection with such removal and (b) on and after the Collateral Release Date, the Borrower or any of its Subsidiaries owning a Pool Asset may remove an asset from the Pool Assets (and Schedule 6.05 shall be modified to reflect such removal); provided that (x) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal Report of all Pool Assets performed at (or relatively contemporaneously with) the time of such removal) shall satisfy the Asset Coverage Test, and (y) prior to effecting the removal, the Borrower shall have delivered an Officer’s Certificate to the Administrative Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Asset Coverage Test, and otherwise certifying compliance with this Section 6.05 and attaching to such certificate Appraisal Report of all Pool Assets obtained in connection with such removal.
Prior to the Collateral Release Date, at the Borrower’s request, the Lien on any asset or type or category of asset (including after-acquired assets of that type or category) that (i) has been Disposed in accordance with this Agreement or (ii) is or has become Excluded Property (as defined in the SGR Security Agreement), will, in each case, be promptly released, provided, in each case, that the following conditions are satisfied or waived: (A) no Event of Default shall have occurred and be continuing, (B) either (x) after giving effect to such release, the Appraised Value of the Eligible Collateral shall satisfy the Collateral Coverage Test, (y) the Borrower shall prepay the Revolving Loans in accordance with Section 2.12(a) (or Cash Collateralize Letters of Credit in accordance with Section 2.02(j)) in an amount required to comply with the Collateral Coverage Test, or (z) the Borrower shall deliver to the Collateral Agent Additional Collateral in an amount required to comply with the Collateral Coverage Test (in each case without, for the avoidance of doubt, giving effect to any Collateral Coverage Ratio Cure Period), and (C) the Borrower shall deliver to the Administrative Agent an Officer’s Certificate demonstrating compliance with the Collateral Coverage Test after giving effect to such release. Each of the Administrative Agent and Collateral Agent agrees to promptly provide any documents or releases reasonably requested by the Borrower to evidence any such release.
SECTION 7.

EVENTS OF DEFAULT
SECTION 7.01.    Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):
(a)    any representation or warranty made by the Borrower in this Agreement or in any other Loan Document shall prove to have been false or misleading in any material respect when made and such representation, to the extent capable of being corrected, is not corrected within thirty (30) days after the earlier of (A) a Responsible Officer of the Borrower obtaining knowledge of such default or (B) receipt by the Borrower of notice from the Administrative Agent of such default; or
(b)    default shall be made in the payment of any (i) Fees or interest on the Revolving Loans and such default shall continue unremedied for more than five (5) Business Days, (ii) other amounts payable hereunder when due (other than amounts set forth in clauses (i) and (iii) hereof), and such default shall continue unremedied for more than ten (10) Business Days, or (iii) principal of the Revolving Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or
(c)    default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof (subject to the Borrower’s right to cure non-compliance with the covenants contained in Sections 6.03 and 6.04(a) as described therein); or
(d)    default shall be made by the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than thirty (30) days from the earlier of (i) a Responsible Officer having knowledge of such default and (ii) written notice to the Borrower from the Administrative Agent of such default; or
(e)    (i) failure by the Borrower or any Material Subsidiary to pay any principal of or interest on any Material Indebtedness when due (or, where permitted, within any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such default continues unremedied for five (5) Business Days after such due date or applicable grace period or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided, however, that if any such failure, breach or default shall be waived or cured (as evidenced by a writing from such holder or trustee) then, to the extent of such waiver or cure, the Event of

Default hereunder by reason of such failure, breach or default shall be deemed likewise to have been thereupon waived or cured; or
(f)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
(g)    the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
(h)    the Borrower or any Material Subsidiary admits in writing its inability to pay its debts; or
(i)    [reserved]; or
(j)    any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower, or the Borrower shall so assert in any pleading filed in any court; or
(k)    any final judgment in excess of $200,000,000 (exclusive of any judgment or order the amounts of which are fully covered by insurance less any applicable deductible and as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Borrower or any of its Material Subsidiaries and the enforcement thereof shall not have been stayed, vacated, satisfied, discharged or bonded pending appeal within sixty (60) consecutive days; or
(l)    any Termination Event that could reasonably be expected to result in a Material Adverse Effect shall have occurred;
then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may (with the consent of the Required Lenders), and at the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith the Revolving Commitments; (ii) declare the Revolving Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Revolving Loans and other Obligations (other than Designated Hedging Obligations and Designated Banking Product Obligations) together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower promptly upon written demand to Cash Collateralize the LC Exposure; and (iv) exercise any and all remedies under the

Loan Documents and under applicable law available to the Administrative Agent, Collateral Agent and the Lenders. In case of any event with respect to the Borrower described in clause (f) or (g) of this Section 7.01, the actions and events described in (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.17(b).
SECTION 8.

THE AGENTS
SECTION 8.01.    Administration by Agents. (a) Each of the Lenders and each Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders and each Issuing Lender hereby irrevocably appoints the Collateral Agent to act on its behalf as the collateral agent hereunder and under the Collateral Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Each of the Lenders and each Issuing Lender hereby authorizes each of the Administrative Agent and the Collateral Agent, as applicable, and in their sole discretion:
(i)    in connection with (x) the sale or other disposition of any Collateral or (y) any release of a Lien (including, for the avoidance of doubt, in connection with the Collateral Release Date), in each case, to the extent permitted by the express terms of this Agreement, to release a Lien granted to the Collateral Agent, for the benefit of the Secured Parties, on such asset and, for the avoidance of doubt, in connection therewith the Administrative Agent and/or Collateral Agent, as applicable, shall execute, and are hereby authorized by the Lenders and Issuing Lenders to execute, any customary Collateral release documentation as reasonably requested by the Borrower;
(ii)    with respect to the Administrative Agent only, to determine that the cost to the Borrower is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that should not be required to perfect such Lien in favor of the Collateral Agent, for the benefit of the Secured Parties; and
(iii)    to enter into the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder to enter into any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Collateral Agent, for the benefit of the Secured Parties, on any assets of the Borrower to secure the Obligations; and
(iv)    to enter into intercreditor and/or subordination agreements in accordance with Section 6.01 on terms reasonably acceptable to the Collateral Agent and to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto.
(c)    Each of the parties hereto agrees that upon (x) the date that the Discharge of Secured Obligations occurs or (y) the Collateral Release Date, each of the Liens granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder shall automatically be discharged and released without any further action by any Person and, for the avoidance of doubt, in connection therewith the Administrative Agent and/or the Collateral Agent, as applicable, shall execute, and are hereby authorized by the Lenders and Issuing Lenders to execute, any customary Collateral release documentation as reasonably requested by the Borrower.
(d)    It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 8.02.    Rights of Administrative Agent and Collateral Agent. Any institution serving as the Administrative Agent or the Collateral Agent hereunder shall have the same rights and powers in their respective capacities as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent or Collateral Agent and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent or Collateral Agent hereunder.
SECTION 8.03.    Liability of Agents.
(a)    Each of the Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing, (i) the Administrative Agent and the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent and the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that each such agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08 or in the other Loan Documents) and (iii) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent and the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the institution serving as an Administrative Agent or Collateral Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, and (iv) each of the Administrative Agent and the Collateral Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the

Administrative Agent, or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect.
(b)    The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(c)    Each of the Administrative Agent and the Collateral Agent may perform any and all of its respective duties and exercise its respective rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such agent. The Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent.
SECTION 8.04.    Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent (and the Collateral Agent) for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower and (b) to indemnify and hold harmless the Administrative Agent and the Collateral Agent and any of their Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower (except such as shall result from its gross negligence or willful misconduct).
SECTION 8.05.    Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, each of the Administrative Agent and Collateral Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation by the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, with the consent (provided no Event of Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent may, in consultation with the Borrower, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent or Collateral Agent which shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, their respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent or Collateral Agent, as applicable.
SECTION 8.06.    Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and other facilities set forth herein and (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws).
SECTION 8.07.    Advances and Payments.
(a)    On the date of each Revolving Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Revolving Loan to be made by it in accordance with its 2026 Revolving Commitment or 2028 Revolving Commitment, as applicable, hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the NYFRB Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.
(b)    Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.18, 2.19, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.17(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.
SECTION 8.08.    Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Revolving Facility, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Revolving Loans or LC Exposure under such Revolving Facility as a result of which the unpaid portion of its Revolving Loans or LC Exposure thereunder is proportionately less than the unpaid portion of the Revolving Loans or LC Exposure thereunder of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Revolving Loans or LC Exposure thereunder of such other Lender, so that the aggregate unpaid principal amount of each Lender’s Revolving Loans and LC Exposure under such Revolving Facility and its participation in Revolving Loans and LC Exposure under such Revolving Facility of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans then outstanding and LC Exposure, in each case under such Revolving Facility, as the principal amount of its Revolving Loans and LC Exposure under such Revolving Facility prior to the obtaining of such payment was to the principal amount of all Revolving Loans outstanding and LC Exposure, in each case under such Revolving Facility, prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders under such Revolving Facility share such payment pro-rata; provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Revolving Loan or LC Exposure acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation.
SECTION 8.09.    Other Agents. No Agent (other than the Administrative Agent and the Collateral Agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no such Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any such Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 8.10.    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.
SECTION 8.11.    Appointment by Secured Parties. Each existing and future Secured Party shall be deemed to have appointed the Administrative Agent as its agent and the Collateral Agent as its collateral agent under the Loan Documents in accordance with the terms of this Section 8 and to have acknowledged that the provisions of this Section 8 apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement or any other Loan Document shall be deemed an acknowledgment of the foregoing).

SECTION 8.12.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Revolving Loans, the Letters of Credit or the Revolving Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:
(i)    none of the Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Loans,

the Letters of Credit, the Revolving Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Agents or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Revolving Loans, the Letters of Credit, the Revolving Commitments or this Agreement.
(c)    The Agents hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (ii) may recognize a gain if it extended the Revolving Loans, the Letters of Credit or the Revolving Commitments for an amount less than the amount being paid for an interest in the Revolving Loans, the Letters of Credit or the Revolving Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 8.13.    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party within two Business Days following the date such Rescindable Amount was received by such Lender Recipient Party, in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
SECTION 9.

[RESERVED]
SECTION 10.

MISCELLANEOUS
SECTION 10.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile or electronic mail (other than to the Borrower, unless agreed) pursuant to procedures approved by the Administrative Agent), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to it at Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, GA 30354, Attention of: (x) Treasurer, Dept. 856, Telecopier No.: (404) 715-3110, Telephone No.: (404) 715-5993 and (y) Chief Legal Officer, Dept. 971, Telecopier No.: (404) 715-2233, Telephone No.: (404) 715-2191;
(ii)    if to JPMCB as Administrative Agent, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, 1/NCC5, Newark, Delaware 19713, Attention of Loan & Agency Services Group (for (i) Agency Withholding Tax Inquiries, Email: agency.tax.reporting@jpmorgan.com and (ii) Agency Compliance/Financials/Intralinks, Email: covenant.compliance@jpmchase.com);
(iii)    if to an Issuing Lender, to it at the address most recently specified by it in notice delivered by it to the Administrative Agent and the Borrower, with a copy to the Administrative Agent as provided in clause (ii) above; and
(iv)    if to any other Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 hereto or, if subsequently delivered, an administrative questionnaire in a form as the Administrative Agent may require.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than as permitted by Section 6.02(a)) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under any Revolving Facility (including all or a portion of its Revolving Commitment and the Revolving Loans under such Revolving Facility at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required if the assignee is a Lender or an Affiliate of a Lender;
(B)    the Borrower; provided that no consent of the Borrower shall be required for an assignment (1) if an Event of Default under Section 7.01(b), Section 7.01(f) or Section 7.01(g) has occurred and is continuing or (2) if the assignee is a Lender or an Eligible Affiliate Assignee; and
(C)    each Issuing Lender under such Revolving Facility; provided that no consent of any Issuing Lender shall be required if the assignee is a Lender or an Affiliate of a Lender;
(ii)    Assignments shall be subject to the following additional conditions:
(A)    any assignment of any portion of the Total Revolving Commitment, Revolving Loans and LC Exposure shall be made to an Eligible Assignee;
(B)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Revolving Loans, the amount of such Revolving Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Revolving Loan or Revolving Commitment held by the assigning Lender of the same tranche as the assigned portion of the Revolving Loan or Revolving Commitment shall not be less than $5,000,000, in each case unless the Borrower and the Administrative Agent otherwise consent; provided that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning

Lender’s rights and obligations in respect of one (1) Class of Revolving Commitments or Revolving Loans;
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent (unless otherwise agreed); and
(E)    the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require.
The Administrative Agent shall not be responsible for monitoring the Disqualified Institutions list and shall have no liability for non-compliance by any Lender. The Disqualified Institutions list shall be made available to any Lender upon request to the Administrative Agent.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(iv)    The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount (and stated interest) of the Revolving Loans and LC Disbursements under each Revolving Facility owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the

Borrower and the Administrative Agent, the applicable pro rata share of Revolving Loans under each applicable Revolving Facility previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower, Administrative Agent, the Issuing Lender and each other Lender under each applicable Revolving Facility (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.02(d) or (e), 2.04(a), 8.04 or 10.04(c), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (other than a Disqualified Institution to the extent the Disqualified Institutions list is made available to any Lender upon request to the Administrative Agent) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to paragraph (d)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any

Revolving Commitments, Revolving Loans, Letters of Credit or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Revolving Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(f), 2.16(g), 2.16(h) and 2.18 as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant are advised of and agree to be bound by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
SECTION 10.03.    Confidentiality. Each Lender and each Agent agrees to keep any information delivered or made available by or on behalf of the Borrower to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender or Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Revolving Loans, and who are advised by such Lender or Agent of the confidential nature of such information; provided that nothing herein shall prevent any Lender or Agent from disclosing such information (a) to any of its Related Parties and their respective agents, legal counsel, auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, and the applicable Lender or Agent shall be responsible for compliance by such Persons with such obligation) or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including in connection with any audit or examination by a bank examiner exercising examination or regulatory authority over such Lender or Agent), (d) which has been publicly disclosed other than as a result of a disclosure by any Lender or Agent which is not permitted by this Agreement, (e) in connection with any litigation to which any Lender or Agent, or their respective Affiliates may be a party to the extent reasonably required, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) with the Borrower’s consent, (h) to any nationally recognized rating agency that requires access to information about a Lender or Agent’s investment portfolio in connection with ratings issued with respect to such Lender or Agent and (i) to any actual or proposed participant or assignee of all or part of its rights hereunder or to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations under this Agreement or other transactions under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, in each case, (i) other than a Disqualified Institution and (ii) subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty for purposes of this Section 10.03(g)). If any Lender or Agent is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower under clauses (b) or (e) of this Section, such Lender or Agent will, to the extent permitted by law, provide the Borrower with prompt notice, to the extent reasonable, so that the Borrower may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section. In addition, any Lender or Agent may disclose information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.
SECTION 10.04.    Expenses; Indemnity; Damage Waiver. (a) (i) The Borrower shall pay or reimburse: (b) all reasonable fees and reasonable out-of-pocket expenses of the Administrative Agent and the Arrangers (limited in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent) associated with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents and (in the case of the Administrative Agent) any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (c) all fees and out-of-pocket expenses of the Administrative Agent and the Lenders (limited in the case of legal fees and expenses, to one (1) outside counsel to the Administrative Agent and the Lenders, taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected parties)) in connection with the enforcement of the Loan Documents.
(ii)    The Borrower shall pay or reimburse (A) all reasonable fees and reasonable expenses of the Administrative Agent and the Appraisers incurred in connection with the Administrative Agent’s (x) periodic appraisals and (y) other monitoring of (i) prior to the Collateral Release Date, Collateral and (ii) on and after the Collateral Release Date, Pool Assets, in each case, as allowed hereunder and (B) all reasonable fees and reasonable expenses of the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand or any payment thereunder.
(iii)    All payments or reimbursements pursuant to the foregoing clauses (a)(i) and (ii) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.
(b)    The Borrower shall indemnify each Agent, the Issuing Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (limited in the case of legal fees and expenses, to one (1) outside counsel to all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected Indemnitees)) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Revolving Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such

Letter of Credit), (iii) in connection with clauses (i) and (ii) above, any Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related to or asserted against the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to (x) have resulted from the material breach of the obligations of such Indemnitee under the Loan Documents or the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) arise from disputes solely among the Indemnitees (other than any dispute involving claims against any Person in its capacity as an Agent or similar role hereunder) that do not involve an act or omission by the Borrower or any of its Subsidiaries. For the avoidance of doubt, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee. This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or an Issuing Lender under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent or the applicable Issuing Lender, as the case may be, such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the applicable Issuing Lender in its capacity as such.
(d)    To the extent permitted by applicable law, neither the Borrower nor any Indemnitee shall have any liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or Letter of Credit or the use of the proceeds thereof (other than in respect of such damages incurred or paid by an Indemnitee to a third party).
SECTION 10.05.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York (whether based on contract, tort or any other theory and in law or equity).
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court (whether based on contract, tort or any other theory and in law or equity). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.05. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.06.    No Waiver. No failure on the part of the Administrative Agent or the Collateral Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
SECTION 10.07.    Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
SECTION 10.08.    Amendments, etc.
(a)    Except as set forth in Section 2.09 or as otherwise set forth in this Agreement, no modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the prior written consent of:
(i)    each Lender directly and adversely affected thereby (A) increase the Revolving Commitment of any Lender or extend the termination date of the Revolving Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Revolving Commitment of a Lender), or (B) reduce the principal amount of any Revolving Loan, any reimbursement obligation in respect of any Letter of Credit, or the rate of interest payable thereon (provided that only the consent of the Required Lenders shall be necessary for a waiver of default interest referred to in Section 2.08), or extend any date for the payment of principal, interest or Fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower’s obligations hereunder or (C) amend, modify or waive any provision of Sections 2.17(b) or (e);
(ii)    all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders or (B) amend this Section 10.08 that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or modify the percentage of the Lenders required in the definition of Required Lenders;

(iii)    (x) the Required 2026 Lenders in addition to the Required Lenders to change the definition of the term “Required 2026 Lenders”, (y) the Required 2028 Lenders in addition to the Required Lenders to change the definition of the term “Required 2028 Lenders” and (z) the Required LC Tranche Lenders in addition to the Required Lenders to change the definition of the term “Required LC Tranche Lenders”; and
provided further, that any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of one (1) Class of Lenders (but not of any other Class of Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this section if such Class of Lenders were the only Class of Lenders hereunder at the time.
(b)    No such amendment or modification shall adversely affect the rights and obligations of the Administrative Agent or any Issuing Lender hereunder without its prior written consent.
(c)    No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Revolving Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower unless signed by the Borrower.
(d)    Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders or the Required LC Tranche Lenders, Required 2026 Lenders or Required 2028 Lenders, as applicable, then the Borrower may replace any non-consenting Lender in accordance with Section 10.02; provided that such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)); (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that the Revolving Commitment and the outstanding Revolving Loans or other extensions of credit held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders), (iii) notwithstanding anything to the contrary herein, any Extension Agreement effected in accordance with Section 2.29 may be made without the consent of the Required Lenders and (iv) if the Administrative Agent and the Borrower shall have jointly identified any ambiguity, mistake, typographical error or other obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents (including the exhibits and schedules thereto), then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
(e)    In addition, notwithstanding anything to the contrary contained in Section 10.08(a), with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), the Borrower and the lenders providing the relevant Refinancing Revolving Facility, this Agreement and, as appropriate, the other Loan Documents, may be amended as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, (x) to permit the creation hereunder of any such Refinancing Revolving Facility and the incurrence of the related Refinancing Debt (any such amendment, a “Refinancing Amendment”) and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required LC

Tranche Lenders, Required 2026 Lenders and/or Required 2028 Lenders, as applicable. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (other than, with respect to Section 4.02(b), the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) (it being understood that all references to the making or borrowing of Revolving Loans or the issuance of Letters of Credit or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Refinancing Amendment) and such other conditions as the parties thereto shall agree.
(f)    In addition, notwithstanding anything to the contrary contained in Section 10.08, (i) the Borrower may from time to time deliver to the Administrative Agent an updated Schedule 6.05 to replace the then-existing Schedule 6.05 in connection with (x) any disposition, transfer or removal by the Borrower or any Subsidiary of the Borrower of any Pool Asset pursuant to Section 6.05 or (y) any designation of Additional Pool Assets as Pool Assets as contemplated by the definition of Additional Pool Assets set forth in Section 1.01 hereof and (ii) notwithstanding anything in this Agreement or the other Loan Documents to the contrary, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to give effect to the Collateral Release Date or to better implement the intentions thereof (including, for the avoidance of doubt, deletion of any definitions no longer required as a result thereof); provided that the Administrative Agent shall give written notice to the Lenders of such amendment and such amendment shall be effective on the 5th Business Day following such notice unless the Administrative Agent shall have received, prior to such 5th Business Day, written notice from the Required Lenders stating that the Required Lenders object to such amendment.
SECTION 10.09.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.10.    Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
SECTION 10.11.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Revolving Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments, or the termination of this Agreement or any provision hereof.
SECTION 10.12.    Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.13.    USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
SECTION 10.14.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND IN LAW OR EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.15.    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand, and the Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
SECTION 10.16.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 10.17.    Registrations with International Registry. Each of the parties hereto (i) consents to the registrations with the International Registry of the International Interest constituted by the Aircraft Mortgage and the Aircraft Mortgage Amendment, and (ii) covenants and agrees that it will take all such action reasonably requested by Borrower or Administrative Agent in order to make any registrations with the International Registry, including without limitation establishing a valid and existing account with the International Registry and appointing an Administrator and/or a Professional User reasonably acceptable to the Administrative Agent to make registrations with respect to the Aircraft Collateral and providing consents to any registration as may be contemplated by the Loan Documents.
SECTION 10.18.    Amendment and Restatement (a) On the Restatement Effective Date, the Original Credit Agreement shall be amended and restated in its entirety in the form of this Agreement and (i) all references to the Original Credit Agreement in any Loan Document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to the Original Credit Agreement as amended and restated hereby, (ii) all references to any section (or subsection) of the Original Credit Agreement in any Loan Document other than this Agreement shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement, (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Original Credit Agreement as amended and restated hereby. The Borrower, the Administrative Agent, the Lenders and the Issuing Lenders acknowledges and agrees that (i) all Letters of Credit issued under and as defined in the Original Credit Agreement and outstanding as of the Restatement Effective Date shall continue as Letters of Credit under this Agreement and will be deemed issued under the Revolving Facility such Letters of Credit were issued under immediately prior to the Restatement Effective Date, (ii) all Designated Hedging Obligations under and as defined in the Original Credit Agreement that remain outstanding as of the Restatement Effective Date shall continue as Designated Hedging Obligations for purposes of this Agreement and (iii) all Designated Banking Product Obligations under and as defined in the Original Credit Agreement that remain outstanding as of the Restatement Effective Date shall continue as Designated Banking Product Obligations for purposes of this Agreement. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Original Credit Agreement (including the Obligations) or to evidence, and does not evidence, payment of all or any portion of such obligations and liabilities.
(b)    On the Restatement Effective Date, (i) the Original Credit Agreement shall be of no further force and effect except to evidence the incurrence by the Borrower or any of its Subsidiaries of the “Obligations” under and as each term is defined therein (whether or not such “Obligations” are contingent as of the Restatement Effective Date), (ii) all “Obligations” under the Original Credit Agreement as of the Restatement Effective Date shall be deemed to be Obligations as defined herein (whether or not such “Obligations” are contingent as of the Restatement Effective Date) and (iii) all “Liens” (as defined in the Original Credit Agreement) granted under the Loan Documents shall continue to secure the Obligations as defined herein.
SECTION 10.19.    Reaffirmation of Security Interests (a) On the Restatement Effective Date, the Borrower hereby acknowledges that it has reviewed the terms and provisions of the Original Credit Agreement and this Agreement and consents to (i) the amendment and restatement of the Original Credit Agreement effected pursuant to this Agreement and (ii) the transactions contemplated by this Agreement. On the Restatement Effective Date, the Borrower hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all Obligations, (ii) ratifies, reaffirms and as a precautionary matter regrants, its prior grant of the Liens, security interests and International Interests made pursuant to the Collateral Documents and confirms the validity of and that all such Liens and security interests on all of such Loan Party’s right, title and interest in, to and under all Collateral, including all “Collateral” (or such similar term) as defined in the Collateral Documents and the other Loan Documents, in each case, whether now owned or existing or hereafter acquired or arising and wherever located, continue in full force and effect as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Agreement), subject to the terms contained in the applicable Loan Documents and (iii) confirms its respective covenants, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.
(b)    On the Restatement Effective Date, the Borrower acknowledges and agrees that any of the Loan Documents (as they may have been modified by this Agreement) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and are not impaired or limited by the execution or effectiveness of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
BORROWER:

DELTA AIR LINES, INC., a Delaware corporation

By: /s/ Kenneth W. Morge II
Name: Kenneth W. Morge II
Title: Senior Vice President – Finance & Treasurer

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JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as Collateral Agent, as a Lender and as an Issuing Lender

By: /s/ James Shender
Name: James Shender
Title: Executive Director

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Bank of America, N.A., as a Lender

By: /s/ Prathamesh Kshirsagar
Name: Prathamesh Kshirsagar
Title: Director

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BARCLAYS BANK PLC, as a Lender and as an Issuing Lender

By: /s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

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BNP Paribas, as a Lender

By: /s/ Robert Papas
Name: Robert Papas
Title: Managing Director

By: /s/ Ahsan Avais
Name: Ahsan Avais
Title: Director

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CITIBANK, N.A., as a Lender and as an Issuing Lender

By: /s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

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DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Alison Lugo
Name: Alison Lugo
Title: Vice President

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DEUTSCH BANK AG NEW YORK BRANCH, as an Issuing Lender

By: /s/ Prashant Mehra
Name: Prashant Mehra
Title: Managing Director

By: /s/ Yvonne Tilden
Name: Yvonne Tilden
Title: Managing Director

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Fifth Third Bank, National Association, as a Lender and as an Issuing Lender

By: /s/ J. David Izard
Name: J. David Izard
Title: Senior Vice President

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Goldman Sachs Bank USA, as a Lender

By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

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MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

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MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Vice President

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MUFG Bank, Ltd., as a Lender

By: /s/ Adam Patros
Name: Adam Patros
Title: Vice President

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PNC Bank National Association, as a Lender

By: /s/ Amy Tallia
Name: Amy Tallia
Title: Senior Vice President

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REGIONS BANK, as a Lender

By: /s/ Griffin Higginbotham
Name: Griffin Higginbotham
Title: Vice President

[Signature Page to Delta Credit Agreement – 2023 Refinancing]

Standard Chartered Bank as a Lender and as an Issuing Lender

By: /s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

[Signature Page to Delta Credit Agreement – 2023 Refinancing]

Sumitomo Mitsui Banking Corporation, as a Lender and as an Issuing Lender

By: /s/ Laurent Levy
Name: Laurent Levy
Title: Managing Director

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U.S. Bank National Association, as a Lender

By: /s/ Ken Gorski
Name: Ken Gorski
Title: Vice President

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WELLS FARGO BANK, N.A., as a Lender

By: /s/ Adam Spreyer
Name: Adam Spreyer
Title: Director

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and as an Issuing Lender

By: /s/ Brian Bolotin
Name: Brian Bolotin
Title: Managing Director

By: /s/ Thomas Jean
Name: Thomas Jean
Title: Managing Director

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Natixis, New York Branch, as a Lender and as an Issuing Lender

By: /s/ Nicholas Lebonitte
Name: Nicholas Lebonitte
Title: Vice President

By: /s/ Yevgeniya Levitin
Name: Yevgeniya Levitin
Title: Managing Director
[Signature Page to Delta Credit Agreement – 2023 Refinancing]